UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a) of the Securities Exchange Act Of 1934

(Amendment No. )

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Nauticus Robotics, Inc.

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nauticus
robotics

# 2023 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

nauticus
robotics
AQUANAUT

LETTER TO OUR STOCKHOLDERS FROM OUR

FOUNDER, PRESIDENT & CHIEF EXECUTIVE OFFICER

Dear Fellow Stockholders:

The tailwinds for Nauticus are strong. The ocean economy is taking center stage as a technology renaissance unfolds across several industries that we participate in or that we are prospecting. Oil & Gas continues to play a critical role in the global energy supply, energy transition developments like offshore windfarms are booming, and (unfortunately) geopolitical tensions are unquestionably increasing. Each of these areas is placing more emphasis on unmanned maritime vehicles and robotics, and we are well-positioned to capitalize. Arguably, as we build the Nauticus Fleet, our robotic navy, we are undertaking one of the most ambitious expansions of autonomous ocean robots to revolutionize how data is collected and how real work is performed in the ocean. And while we want to be known by our big orange robots, we are also an artificial intelligence company. By endowing our machines with truly adaptable features, we can make them robust to real-world uncertainty. We employ more software engineers and developers than any other category of personnel.

However, what I admire most about Nauticus’ esprit de corps is planted deep in our soul. We’re an industrial technology company that builds real, physical things. We’re makers, builders, and dreamers, carrying forward our heritage from NASA, an organization with legendary ‘firsts.’ We are infusing the passion of developing technologies for outer space into the inner space of our world’s precious oceans to achieve more ‘firsts.’ I often reflect on John F. Kennedy’s famous “We choose to go to the Moon” speech delivered at Rice University, just up the road from our office here in Houston. With so many memorable quotes, a lesser well-known quote resonates more with me:

“So it is not surprising that some would have us stay where we are a little longer to rest, to wait. But this city of Houston, this State of Texas, this country of the United States was not built by those who waited and rested and wished to look behind them.”

Nothing embodies Nauticus more than this ideal – to tirelessly pursue bettering our world by continuously pushing forward. In order to do transformational things, we need to build transformational things.

Our go-to-market strategy from long ago was purposeful and is playing out. Early on, we partnered with U.S. government interests to help fund development and mature our autonomous technologies, and at the same time, brought in corporate investment from some of the largest energy companies. We knew that government interests would help us build a broad IP portfolio from demanding use cases and could ultimately become a potentially large end item customer. Concurrently, our corporate investment would ensure that our robotics technologies don’t stray too far from the practical, commercial market needs. We have balanced these two forces well, and we are currently at a watershed moment for our growth. Both energy and defense markets are accelerating their adoption of unmanned systems – just like the ones we provide.

However, there are headwinds as well. Most of us may not be wearing masks, but our supply chains operate as if they still are wearing them. The immediate aftermath of the pandemic lengthened our initial Fleet production timelines. These latent effects must work their way through the system, and although we have seen marked performance improvements from our supplier networks, overall global supply chains remain a challenge. Thankfully, we’ve resolved the pressing issues, and we are commencing our commissioning exercises as I write this.

Interest rates, macroeconomic market conditions, and the overall capital markets are no doubt bearish, placing many stocks under pressure, and KITT is no exception. We’ve had a rough start since we listed on the Nasdaq last September. However, we are not focused on the short term. Yes, I will report to you through important quarterly updates, but our real value will be measured over years. Our expansive growth will not happen overnight, but rest assured, we have the right product, in the right market, at the right time.

This is a capital-intensive business, and it will take financing to deliver our growth since we own and operate our own robots. But our revenue per fleet asset pair is expected to be, on average, $8mm, representing an exceptional return on invested capital. With our current production schedule, we’re adding three robotic sets to the Fleet, and we will look to expand more. The demand for what we produce is strong, and we will work to service that demand quickly. To help offset our outlay, we’re also close to receiving decisions from government interests that would materially build our defense-focused portfolio, and those efforts have a positive cash flow profile.

We are a forward-leaning technology company, and we strive to staff with the top talent in the industry. We have been successful at attracting and retaining that talent and we have well below the industry average for attrition. We work hard to build a culture of excellence, and we understand that it starts with our employees. We ensure we get that part correct right from the start. To complement, we are fortunate to have such a strong and seasoned executive management team, all who have the experiences and backgrounds to bring new technology and products to market and scale our international operations. And finally, our Board of Directors, all titans of relevant industry and Government, provide the right guidance, governance, and counsel to shepherd a new public company to success.

As we look forward to the rest of 2023, we carry a bullish optimism about the impact and value we will create in the ocean economy while being mindful to protect the downside and watch our six. We understand these are turbulent times, but we will face them with the ‘tenacious tenacity’ that Nauticus is known for – to deliver the utmost shareholder return. I am honored that you are part of our company and thankful for your precious support.

With deep appreciation,

April 11, 2023

LETTER TO OUR STOCKHOLDERS FROM OUR CHAIR

Dear Fellow Stockholders:

On behalf of the Board of Directors, I cordially invite you to attend the 2023 Annual Meeting of Stockholders (“Annual Meeting”) of Nauticus Robotics, Inc., a Delaware corporation, which will be held in a virtual format at www.proxydocs.com/KITT on Wednesday, May 10, 2023 at 10:00 a.m. Central Time. We have adopted a virtual format for the Annual Meeting to provide a consistent experience to all our stockholders regardless of location. There will be no physical location for stockholders to attend the Annual Meeting in person.

The matters to be acted upon at the Annual Meeting are described in the accompanying Notice of 2023 Annual Meeting of Stockholders (the “Notice”) and Proxy Statement.

Your vote is important. Whether or not you plan to attend the Annual Meeting online, please cast your vote as soon as possible by Internet, by telephone or, if you received a paper proxy card and voting instructions by mail, by completing and returning the enclosed proxy card in the postage-prepaid envelope. Voting in advance by proxy will ensure your representation at the Annual Meeting regardless of whether you attend. Returning a proxy does not affect your right to attend the Annual Meeting online or to vote your shares during the Annual Meeting.

Our Board of Directors is comprised of a group of individuals who bring a diversity of relevant experiences and perspectives to our Board deliberations. From the beginning, our Board has established transparency and accountability as core foundational principles guiding how we execute our role as stewards of the company. And while we all come from different backgrounds, we share a common and deep commitment to the success of Nauticus Robotics, driven by our belief in the technology solutions it offers to both government and commercial customers.

On behalf of the entire Board, I thank you for your continued support of and investment in Nauticus Robotics.

Sincerely,

Lisa J. Porter
Chair of the Board of Directors
April 11, 2023

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

Date and Time	Wednesday, May 10, 2023 at 10:00 a.m. Central Time

Place	You are cordially invited to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Nauticus Robotics, Inc. (“Nauticus”), which will be held in a virtual format at www.proxydocs.com/KITT. We have adopted a virtual format for the Annual Meeting to provide a consistent experience to all our stockholders regardless of location. There will be no physical location for stockholders to attend the Annual Meeting in person.

Items of Business	At the Annual Meeting, our stockholders will be asked to consider and vote upon the following matters:

1. the election of Class I director nominees of Nauticus, named in the proxy statement for the Annual Meeting, each to serve for a term of 3 years until the 2026 annual meeting of stockholders;

2. the ratification of the appointment of Whitley Penn LLP as our independent registered public accounting firm for fiscal year 2023; and

3. such other business as may properly come before the meeting, or any adjournment or postponement thereof.

Record Date	Only stockholders of record at the close of business on March 13, 2023 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting and at any postponements or adjournments of the meeting.

Meeting Admission	All stockholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting.

To be admitted to the Annual Meeting, you must register to attend online at www.proxydocs.com/KITT no later than May 9, 2023 at 5:00 PM Eastern Time, and you must enter the 16-digit control number found on your proxy card or voting instruction form.

Voting	Your vote is important. Even if you plan to attend the Annual Meeting online, we encourage you to read the accompanying Proxy Statement and vote as quickly as possible, to ensure your vote is recorded.

This notice, proxy statement, form of proxy card and our Annual Report on Form 10-K for the period ended December 31, 2022 are being distributed to stockholders and made available on or about April 11, 2023.

2023 PROXY STATEMENT |

2023 PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in our Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

2023 Annual Meeting of Stockholders

Time and date:	10:00 a.m. Central Time, Wednesday, May 10, 2023

Place:	Virtually at www.proxydocs.com/KITT

Record date:	March 13, 2023
How to vote:

In general, you may vote by the Internet, telephone or mail. See “Voting Information” on page 41 for more detail regarding how you may vote if you are a registered holder or a beneficial owner of shares held in “street name.”

Voting Matters

Proposal	Board Voting Recommendations	Page Reference (for more detail)

Election of Class I Directors	“FOR” EACH DIRECTOR NOMINEE	21

Ratification of Whitely Penn LLP as our independent registered public accounting firm for fiscal year 2023	“FOR”	22

Board Nominees

Name	Age	Director of Nauticus Since	Position at Nauticus	Independent

Jim Bellingham	60	2022	Director Nominee	X

Adam Sharkawy	57	2022	Director Nominee	X

Fiscal Year 2022 Business Performance Highlights

•	Completed business combination with CleanTech Acquisition Corp. resulting in public listing of Nauticus Robotics, Inc.

•	Began construction of the Nauticus Fleet, comprised of 18-meter optionally crewed surface vessels (Hydronaut) and their undersea robotic counterparts (Aquanaut).

•

Announced an agreement with Shell plc (NYSE: SHEL) to advance to the qualification phase for a more efficient means of acquiring subsea integrity data utilizing Nauticus’ Aquanaut and Hydronaut robotic platforms.

•	Won two contracts with the U.S. Defense Innovation Unit (DIU) to develop autonomous solutions.

•	Reported 2022 revenue of $11.4 million, an increase of $2.8 million, or 33%, vs. 2021.

2023 PROXY STATEMENT | 1

2023 PROXY STATEMENT SUMMARY

NAUTICUS ROBOTICS, INC.

17146 Feathercraft Lane, Suite 450

Webster, Texas 77598

PROXY STATEMENT

FOR THE

2023 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, MAY 10, 2023

As used in this proxy statement (the “Proxy Statement”), the “Company,” “Nauticus,” “we,” “us” and “our” refer to Nauticus Robotics, Inc., a Delaware corporation, and its subsidiaries. The term “Annual Meeting,” as used in this Proxy Statement, refers to our 2023 Annual Meeting of Stockholders and includes any adjournment or postponement of such meeting.

We are an “emerging growth company” and a “smaller reporting company” under the federal securities laws and, as such, have elected to provide in this Proxy Statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, including the compensation disclosures required of a smaller reporting company. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted.

2 | 2023 PROXY STATEMENT

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Commitment to Corporate Responsibility

At Nauticus Robotics, we believe we’re all responsible for protecting the world’s oceans. As the leading developer of artificial intelligence-based surface and subsea robots and software that provides solutions to combat the global impacts on the world’s marine environment, our sustainability efforts are an essential part of our business model. As part of our ‘green robotics for a blue economy’ mission, we are committed to conducting our business in a safe, environmentally responsible, and sustainable manner where our innovative underwater operations help our customers and their supply chain reduce their carbon footprint, mitigate risk, and improve safety.

Our executive leadership team and board of directors (the “Board”) recognize the importance of embedding environmental, social, and governance (“ESG”) priorities within our business operations and support an ESG strategy intended to drive additional progress. Accordingly, this year, the executive leadership team established an ESG working group that is responsible for leading our sustainability strategy and monitoring our sustainability initiatives. Against this backdrop, we have engaged with our internal and external stakeholders on our ESG topics to help further inform our future direction. The three areas of focus for our ESG program and strategy are: (1) Environmental Responsibility; (2) Social Impact; and (3) Strong Governance.

Environmental Responsibility

The future of the Blue Economy depends largely on how we care for the ocean environment. That’s why we put so much focus on the sustainability impact of our robotics. At Nauticus, we’re building efficient, eco-friendly alternatives to the harmful methods of the past. Our technology is streamlining operations, protecting marine life and reducing the carbon cost of developing the ocean’s resources. Our environmental responsibility is highlighted by our fleet of marine robotics, notably:

1.

Aquanaut is the future of environmentally responsible underwater battery-powered robotics. It is an artificial intelligence-driven all-electric, autonomous, robot that can inspect and maintain offshore energy assets, provide for national defense and port security, and scan the seabeds for future projects — all without risking a single human life or introducing harmful hydraulic fluids into the delicate underwater environment.

2023 PROXY STATEMENT | 3

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

2.

Hydronaut is our optionally crewed artificial intelligence-driven transport vessel. The blue economy isn’t only about subsea. Work still needs to be done topside in order to recharge and maintain the Aquanaut as efficiently and sustainably as possible. It can be controlled remotely. It can sail on its own. It can transport equipment from one place to another and deploy other robotic units into the sea.

3.	toolKITT is the next level of robotics control software — powered by artificial intelligence, it enables supervised autonomy in surface and subsea robotics platforms.

In addition to designing cutting-edge, artificial intelligence-based surface and subsea robots and software, we comply with all applicable legal and regulatory requirements to control and reduce our environmental footprint. In 2022, we encouraged environmentally friendly work practices by supporting the recycling of plastic, glass, and paper. We are committed to making the necessary investments in systems and technology onsite to ensure compliance and to meet our standards. For example, we are continuously researching innovative ways to boost efficiency, such as utilizing high-efficiency electrical equipment, including LED, motion detector lighting, high-efficiency HVAC units. We aim to use packaging that is compostable and have increased the use of e-records and e-signing technology to reduce paper waste.

Going forward, we will continue to engage with suppliers throughout our global value chain to measure and manage these impacts — to the best of our individual and collective abilities—in order to conserve resources, reduce costs, and promote ethical practices in line with our values.

Social Impact

We believe our most important asset is our team members. Nauticus is powered by a world-class team with decades of experience in robotics, engineering, industrial automation, and green tech. We continually strive to use their knowledge, talents, and resources to improve the quality of life of our communities, customers, and fellow workforce. By developing our strategy with a focus on improving social impact, we drive innovation in our industry.

We believe a diverse workforce fosters innovation and cultivates an environment of unique perspectives. As of December 31, 2022, approximately 12% of our team members were female and 30% of our team members that choose to identify their ethnicity identified as ethnically diverse. Our inclusive culture was built to promote positive attitudes, strong work ethics, and individual authenticity.

We have begun to implement Human Capital Management (HCM) reporting and practices to enable our leaders to better hire talent and manage teams. These practices include standards for setting goals, performance evaluations, succession planning, and learning and development. We are committed to pay equity and regularly review our compensation model to ensure fair and inclusive pay practices. Our executive compensation program is designed to attract, retain, and reward performance and align incentives with achievement of our strategic plan and both short- and long-term operating objectives.

In addition to base salary and benefits, Nauticus employees participate in incentive plans that support our organizational philosophy of allowing employees to share in our corporation’s performance and success. Some of the various benefits we offer include:

•	Medical Insurance

•	Dental and Vision Insurance

•	Healthcare / Dependent Care Flexible Spending Accounts (FSA)

•	Basic Life Insurance and AD&D

•	Short-Term and Long-Term Disability

•	401(k) Savings Plan

4 | 2023 PROXY STATEMENT

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

We are dedicated to ensuring the health and safety of our team members, customers, partners and suppliers. Our facility operates under Occupational Safety and Health Administration (OSHA) requirement-based health and safety policies and undergoes internal safety reviews. We continually strive to enhance compliance to OSHA and other regulatory agency safety guidelines. Our dedicated global health and safety function also ensures that employees are trained on best practices to create a safe and healthy workplace for all.

We also believe that investing in local Texas communities to create social and economic outcomes is at the heart of generating social impact. We believe in giving back to the communities in which we live and work. Nauticus is focused on supporting various organizations through fundraising efforts, educational sponsorship, community development efforts, charity drives, and partnerships. Notably, we actively participate in an annual Houston Food Bank Drive and have made donations of toys and games to various charities, including Toys for Tots.

Nauticus believes that our industry needs to diversify and engage with young people if it is to avoid a future recruitment crisis. As a result, we work with universities and our local community to help grow the number of students who earn a STEM degree, increase women and underrepresented minorities in STEM fields, and continue to support STEM initiatives.

Strong Governance

Through our governance and corporate responsibility initiatives, we strive to demonstrate accountability, transparency and trust to our stakeholders. We believe that good corporate governance is important to ensure that Nauticus is managed for the long-term benefit of its shareholders.

Our committee charters establish a comprehensive framework for compliance to promote accountability. We are governed by an eight-person, experienced, and diverse Board with expertise in a broad set of areas relevant to our business. This group is responsible for the oversight of the management of Nauticus and its business for the long-term benefit of our stakeholders.

We are committed to conducting our business in a manner that is fair, ethical, and responsible to earn and maintain the trust of our stakeholders. Our Code of Conduct requires all of our directors, officers, and employees to conduct business in an ethical manner and in compliance with all applicable laws, rules and regulations. Nauticus is committed to working with suppliers willing to support our sustainability initiatives. We believe that managing a responsible supply chain includes a proactive approach to supplier onboarding combined with a diligent auditing process to assess potential supply chain risks.

We implement robust risk management programs to ensure compliance with applicable laws and regulations governing ethical business practices, including our relationships with suppliers, customers and business partners, and our industry. Our IT team uses a combination of industry-leading tools and innovative technologies to help protect our stakeholders’ data. Our team members are responsible for complying with our data security standards and complete mandatory annual training to understand the behaviors and technical requirements necessary to keep data secure.

We routinely engage with our stakeholders to better understand their views on ESG matters, carefully considering the feedback we receive and acting when appropriate. For more information, please visit our corporate website at https://ir.nauticusrobotics.com/

2023 PROXY STATEMENT | 5

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Composition of the Board

Our business and affairs are managed under the direction of the Board, which currently consists of eight members, six of whom are “independent” under the listing rules of The Nasdaq Stock Market LLC (the “Nasdaq Listing Rules”).

Our amended and restated certificate of incorporation provides that the Board is divided into three classes, designated Class I, Class II and Class III, with staggered three-year terms. Only Class I will be elected at this annual meeting of stockholders, with the Class II and Class III continuing for the remainder of their respective two and three-year terms. After next year’s annual general meeting, classes which are not standing for election will continue for the remainder of their respective three-year terms. No decrease in the number of directors will shorten the term of any incumbent director. Each director’s term will continue until the end of such director’s three-year term and until their successor has been duly elected and qualified or until their earlier death, resignation, or removal.

The names of our directors and certain information about them as of March 13, 2023 is set forth below. Except for Transocean, which has the right to nominate one director for 3 years, for which Mark L. Mey currently holds its seat, there are no arrangements or understandings between any of our directors and any other person pursuant to which he or she is or was to be selected as a director.

Name	Age	Position	Director Since	Class	Current Term Expires

Nominees for Director

Jim Bellingham(2)	60	Director	2022	I	2023

Adam Sharkawy(2)(3)	57	Director	2022	I	2023

Continuing Directors

Nicolaus Radford	45	Chief Executive Officer and Director	2022	III	2025

Mark L. Mey	59	Director	2022	III	2025

Lisa J. Porter	55	Chairperson of the Board	2022	II	2024

John W. Gibson, Jr.(1)(3)	64	Director	2022	II	2024

Joseph W. Dyer(1)(3)	75	Director	2022	II	2024

Eli Spiro(1)(2)	51	Director	2022	II	2024

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Nominating and Corporate Governance Committee

6 | 2023 PROXY STATEMENT

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Nominees for Director

Jim Bellingham

DIRECTOR SINCE 2022  •  AGE 60

Committee Membership:

•	Compensation

Background

•	Dr. Bellingham serves as a director on our Board and concurrently serves as a Bloomberg Distinguished Professor with joint appointments in the Whiting School’s Department of Mechanical Engineering and the Applied Physics Laboratory. Dr. Bellingham is the Executive Director of the Institute for Assured Autonomy. Previously he was the founding Director of the Center of Marine Robotics at the Woods Hole Oceanographic Institution, founded the Autonomous Underwater Vehicles Laboratory at MIT, and co-founded Bluefin Robotics. He was Director of Engineering and Chief Technologist at the Monterey Bay Aquarium Research Institute. Dr. Bellingham is a pioneer in the development, operation, and commercialization of autonomous marine robots. He has led and participated in research expeditions around the world from the Arctic to the Antarctic. Dr. Bellingham’s research activities span from fundamental research on marine autonomy to optimization of observation systems for prediction of ocean processes. He spearheaded the development of small, high performance Autonomous Underwater Vehicles (“AUVs”), resulting in a class of systems which are now widely used within the military, industry, and scientific communities.

•	Dr. Bellingham serves on a number of institutional boards and advisory boards including Science Robotics, American Association for the Advancement of Science, the Institute of Marine Research, Norway, ThayerMahan Inc. and Innovasea Systems Inc. He served on the Naval Research Advisory Committee including as Chair, on the Secretary of the Navy Advisory Panel, the Naval Studies Board and many National Academies studies.

Qualifications

Dr. Bellingham’s honors include election to the National Academy of Engineering, the Navy Superior Public Service Award, and the Lockheed Martin Award for Ocean Science and Engineering. Dr. Bellingham has authored dozens of scholarly papers. He received a B.S., an M.S., and a Ph.D., in physics from the Massachusetts Institute of Technology.

Adam Sharkawy

DIRECTOR SINCE 2022  •  AGE 57

Committee Membership:

•	Compensation
•	Nominating and Corporate Governance

Background

•	Dr. Sharkawy serves as a director on our Board and has been a Founder and Managing Partner at Material Impact, a unique venture fund that focuses on investing in and building successful companies with novel products based on innovations in the underlying material, hardware, and manufactured goods technologies, since January 2016. He additionally serves as member of the Board of Directors for 11 companies including Soft Robotics, Inc, Orbion Space Technologies, 6K, LynQ, NextGen Jane, BloomerTech, Nohbo and JumpAero.

•	Dr. Sharkawy has held a series of executive operating roles in publicly traded healthcare companies. These include Sr. Vice President of the Medicines Company and Head of their Surgery and Perioperative Care Global Business Unit, where he led the integration of four acquisitions along with a legacy fifth business into a global unit with products spanning the spectrum of acute surgical care.

•	Prior to his large corporate roles, Dr. Sharkawy was an entrepreneur. He helped start Ventrica, Inc., a privately held medical device company until the acquisition of its technology by Medtronic. While at Ventrica, he also spun off a new venture in collaboration with the German government, Ventrigraft, GMBH. Prior to that, Dr. Sharkawy served in several technology development roles for Heartport (acquired by Johnson and Johnson) and Advanced Cardiovascular Systems (acquired by Eli Lilly) and then spun out as publicly traded Guidant. Dr. Sharkawy has also been a consultant to or on the Advisory Board of companies spanning industries such as aerospace, oil & gas, battery, and medical device.

Qualifications

Dr. Sharkawy received his Ph.D. from Duke University in Biomaterials / Biomedical Engineering. He also holds a M.S. from Texas A&M University from the Institute of Innovation and Design in Engineering. Adam received his Bachelor of Science in Mechanical Engineering from the American University, Cairo and before that, studied pre-medicine and Biology at the Honors Program at the University of Delaware. He is a scientific inventor and holds 23 issued U.S. patents and numerous international patents.

2023 PROXY STATEMENT | 7

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Directors Continuing in Office

Nicolaus A. Radford

Founder, President & Chief Executive Officer

DIRECTOR SINCE 2022  •  AGE 45

Committee Membership:

•	None

Background

•	Mr. Radford serves as our Chief Executive Officer and as a director on our Board. Previously, Mr. Radford served as the Chief Executive Officer and a director of Nauticus Robotics Holdings, Inc. (formerly known as Houston Mechatronics, Inc.), a Texas corporation (“Nauticus Robotics Holdings”). Mr. Radford founded Nauticus Robotics Holdings in 2014 and has been continuously employed at Nauticus Robotics Holdings since its inception. Prior to that, Mr. Radford led NASA’s humanoid robotics efforts for both Space Station and future Mars missions, including both Valkyrie and Robonaut. Additionally, he was also the principal investigator (“PI”) for NASA in DARPA’s advanced electric machine research for robotics. Mr. Radford led NASA’s efforts in exoskeleton research for the International Space Station (“ISS”) crew exercise and mobility assistance and initially served as Co-PI for NASA on DARPA’s Warrior Web program, which focused on wearable robotics for military applications. He has extensive experience leading multidisciplinary teams in challenging development timeline environments. During Mr. Radford’s tenure at NASA, he was the recipient of numerous patents, design awards, and commendations for his expertise and leadership that ultimately culminated in him receiving NASA’s Outstanding Leadership Medal. He has been published several times on a multitude of topics relating to spaceflight robotics and contributed to Springer’s Humanoid Robotics Handbook.

Qualifications

Mr. Radford earned his B.S. and M.S. from Purdue University in Electrical and Computer Engineering.

Mark L. Mey

DIRECTOR SINCE 2022  •  AGE 59

Committee Membership:

•	None

Background

•	Mr. Mey currently serves as a director on our Board and is the Chief Financial Officer of Transocean Inc., which he joined in May 2015. He previously served as Executive Vice President and Chief Financial Officer of Atwood Oceanics (“Atwood”) from August 2010 to May 2015. Including his almost five years at Atwood, he has over 28 years of experience in the energy and financial services industries in both the United States and South Africa. Prior to Atwood, from August 2005 to July 2010 Mr. Mey was Senior Vice President, Chief Financial Officer, and a Director of Scorpion Offshore Ltd. He also held positions of increasing responsibility from February 1994 to August 2005 during his 12 years with offshore driller Noble Corporation, including Vice President and Treasurer. He served on the Board of Directors of Transocean Partners LLC from June 2015 to December 2016.

Qualifications

Mr. Mey earned an Advanced Diploma in Accounting and a Bachelor of Commerce degree from the University of Port Elizabeth, South Africa. He is a Chartered Accountant and attended the Harvard Business School Executive Advanced Management Program.

8 | 2023 PROXY STATEMENT

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Lisa J. Porter

Chairperson of the Board

DIRECTOR SINCE 2022  •  AGE 55

Committee Membership:

•	None

Background

•	Dr. Porter serves as a director on our Board and is the Co-Founder and Co-President of LogiQ, Inc., a company providing high-end management, scientific, and technical consulting services, which she co-founded in July 2020. She was previously the Deputy Under Secretary of Defense for Research and Engineering from October 2018 to July 2020, and in that role, she shared responsibility with the Under Secretary for the research, development, and prototyping activities across the Department of Defense.

•	In prior roles Dr. Porter served as Executive Vice President of In-Q-Tel (“IQT”) and Director of IQT Labs, the President of Teledyne Scientific & Imaging, the founding director of the Intelligence Advanced Research Projects Activity (“IARPA”) in the Office of the Director of National Intelligence (“ODNI”), the Associate Administrator for the Aeronautics Research Mission Directorate at NASA, and as a program manager and senior scientist at DARPA.

Qualifications

Dr. Porter holds a bachelor’s degree in nuclear engineering from the Massachusetts Institute of Technology and a doctorate in applied physics from Stanford University. She received the Office of the Secretary of Defense Medal for Exceptional Public Service, the NASA Outstanding Leadership Medal, the National Intelligence Distinguished Service Medal, the Presidential Meritorious Rank Award, and the Department of Defense Medal for Distinguished Public Service.

John W. Gibson, Jr.

DIRECTOR SINCE 2022  •  AGE 64

Committee Membership:

•	Audit
•	Nominating and Corporate Governance

Background

•	Mr. Gibson serves as a director on our Board and served as Chairman of the Board of Directors, Chief Executive Officer, and President of Flotek Industries from January 2020 to January 2023. Mr. Gibson is a recognized leader with more than 35 years of global experience in the energy technology, oil and gas services and exploration and production sectors of the energy industry. Mr. Gibson also previously served as a Director of Bluware Inc.

•	Prior to Flotek, Mr. Gibson served as Chairman of Energy Technology, from May 2017 to December 2019, at Tudor, Pickering, Holt & Company (“TPH”), an energy-focused investment bank headquartered in Houston. In this role, he led a team focused on opportunities in emerging oil and gas technologies. Prior to TPH, Mr. Gibson served as President and Chief Executive Officer of Tervita Corporation (“Tervita”), a major Canadian-based environmental and oilfield services company. Prior to Tervita, he was President and Chief Executive Officer of Paradigm Geophysical and Landmark Graphics Corporation, as well as President of Halliburton Company’s Energy Services Group. Mr. Gibson also served as the former head of subsurface research at Chevron Corporation.

•	Mr. Gibson also served as President and Chief Executive Officer of Tervita Corporation from July 2010 to May 2015, where he successfully executed a $2.6 billion debt restructuring, coincident with an aggressive growth and diversification strategy.

•	Mr. Gibson is currently a member of University of Texas at Austin’s Bureau of Economic Geology Visiting Committee, a member of the Advisory Board of Montrose Lane and a director of the National Board of KickStart for Kids. Mr. Gibson also serves as the Honorary Consulate for Kazakhstan for the State of Texas.

Qualifications

Mr. Gibson holds a Bachelor of Science in Geology from Auburn University and Master of Science in Geology from the University of Houston.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Joseph W. Dyer

DIRECTOR SINCE 2022  •  AGE 75

Committee Membership:

•	Audit
•	Nominating and Corporate Governance

Background

•	Mr. Dyer serves as a director on our Board and has served a consultant in the technology, aerospace, and defense markets since 2013. Mr. Dyer operates at the intersection of technology, finance, and risk management. He participated in the Congressionally directed “Space Force” study and the NDAA Section 809 Commission on Acquisition Streamlining. Prior to his consultant roles, John chaired NASA’s Aerospace Safety and Advisory Panel for almost 13 years. At the NASA’s Aerospace Safety and Advisory Panel, he was significantly engaged in the development of commercial space companies.

•	From 2003 through 2013, Mr. Dyer was President, Chief Operating Officer, and Chief Strategy Officer of the Business Unit at iRobot Corp. He transitioned to iRobot from a career in the U.S. Navy where his last assignment was as the three-star Commander of the Naval Air Systems Command (“NAVAIR”). At NAVAIR, he was responsible for contracting, researching, developing, testing and evaluating, engineering and overseeing logistics for naval aircraft, unmanned systems, air launched weapons, electronic warfare, as well as tactical and Intelligence, Surveillance, and Reconnaissance (“ISR”) sensors. He was the U.S. Navy’s senior, uniformed acquisition/procurement official. His naval career also included positions as naval aviation’s chief engineer, Commander of the Naval Air Warfare Center, Aircraft Division, and F/A-18 program manager.

Qualifications

As recognition for his outstanding engineering achievement in aerospace, Mr. Dyer received the James H. Doolittle award. Mr. Dyer is also an elected fellow in the Society of Experimental Test Pilots and the National Academy of Public Administration. Mr. Dyer holds a bachelor’s degree in chemical engineering from North Carolina State University and a master’s degree in finance from the Naval Postgraduate School in Monterey, California.

Eli Spiro

DIRECTOR SINCE 2022  •  AGE 51

Committee Membership:

•	Audit
•	Compensation

Background

•	Mr. Spiro serves as a director on our Board. Mr. Spiro has over 23 years of capital markets experience. Since 2010, Mr. Spiro has served as the Chief Executive Officer of Axxcess Capital Partners, a boutique investment banking firm he co-founded. At Axxcess, Mr. Spiro has closed over $1.5 billion of transactions since inception. He was involved in a number of transactions in the clean energy space including his role as President of Axxcess Energy Group, investing in a business applying proprietary technology to reduce energy expenses. Mr. Spiro was also involved in the development of an organic, hydroponic greenhouse business producing leafy greens. He worked with clients on several multi-stage waste-to-energy projects that focus on transforming waste to energy to end products and services, as well as carbon credit mitigation and monetization. Notable public transactions that Mr. Spiro led include Facebank – buyside advisor in conjunction with acquisition of FUBOTV (NYSE:FUBO) and Service Finance – sellside advisor in connection with its sale to Element Capital (TSX:ECN). Prior to Axxcess, Mr. Spiro was an investment banker at Goldman Sachs where he was a Vice President in the Financial Institutions Group advising multiple clients on sellside and buyside M&A transactions. Prior to Goldman Sachs, Mr. Spiro was Managing Director & National Sales Manager at GE Commercial Finance. He was responsible for over $4.2 billion of high-profile acquisitions across a number of GE Capital business units. From January 2020 through October 2020, Mr. Spiro served on the Board of Directors of JourneyPure, LLC, a healthcare provider focused on addiction treatment.

Qualifications

Mr. Spiro received his B.AS. in Business Administration from York University in Toronto and received his joint LLB/MBA from Osgoode Hall Law School and the Schulich School of Business in Toronto.

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Board Diversity Matrix (as of March 13, 2023)

Total Number of Directors	8

Part I: Gender Identity	Female	Male

Directors	1	7

Part II: Demographic Background

White	1	7

Director Independence

Our common stock is listed on The Nasdaq Stock Market LLC. Pursuant to the Nasdaq Listing Rules, independent directors must comprise a majority of the Board, and each member of our Audit, Compensation and Nominating and Corporate Governance Committees must be independent.

The independence definition set forth in the Nasdaq Listing Rules includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of the director’s family members has engaged in various types of business dealings with us. In addition, the Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board considered information provided by the directors with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Audit Committee members must satisfy additional independence criteria set forth in Rule 10A-3 under the Exchange Act, and Compensation Committee members must satisfy additional independence criteria set forth under the Nasdaq Listing Rules. In order to be considered independent for purposes of Rule 10A-3, a member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the Board, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from us or any of our subsidiaries; or (2) be an affiliated person of us or any of our subsidiaries. In order for a member of the Compensation Committee to be considered independent, the Board must consider all factors specifically relevant to determining whether a director has a relationship to us that is material to that director’s ability to be independent from management in connection with the duties of a Compensation Committee member, including, but not limited to: (1) the source of compensation of such director, including any consulting, advisory, or other compensatory fee paid by us to such director; and (2) whether such director is affiliated with us, any of or subsidiaries, or an affiliate of any of our subsidiaries.

The Board has reviewed the independence of each director and determined that each of Lisa J. Porter, Jim Bellingham, Adam Sharkawy, John W. Gibson, Jr., Joseph W. Dyer, and Eli Spiro, representing six of our eight directors, is “independent” as that term is defined under the applicable rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) and the Nasdaq Listing Rules.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Committees

The Board has established the following standing committees of the Board: Audit Committee; Compensation Committee; and Nominating and Corporate Governance Committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignations or until otherwise determined by the Board.

Audit Committee

1 Meeting in 2022

Members John W. Gibson, Jr. (Chair) Joseph W. Dyer Eli Spiro

Independence

The Board has determined that each member of the Audit Committee meets the requirements for independence of audit committee members under the rules and regulations of the SEC and the Nasdaq Listing Rules, and also meets the financial literacy requirements of the Nasdaq Listing Rules.

Audit Committee Financial Expert

The Board has also determined that Mr. Gibson is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended (“Securities Act”). During our fiscal year ended December 31, 2022, the Audit Committee held one meeting after becoming a public company on September 9, 2022.

The Audit Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the Nasdaq Listing Rules. A copy of the charter is available in the “Investor Relations” section of our website at https://www.nauticusrobotics.com. As more fully described in its charter, the Audit Committee is responsible for, among other things:

•  selecting, retaining, compensating, evaluating, overseeing and, where appropriate, terminating our independent registered public accounting firm;

•  reviewing and approving the scope and plans for the audits and the audit fees and approving all non-audit and tax services to be performed by the independent auditor;

•  evaluating the independence and qualifications of our independent registered public accounting firm;

•  reviewing our financial statements, and discussing with management and our independent registered public accounting firm the results of the annual audit and the quarterly reviews;

•  reviewing and discussing with management and our independent registered public accounting firm the quality and adequacy of our internal controls and our disclosure controls and procedures;

•  discussing with management our procedures regarding the presentation of our financial information, and reviewing earnings press releases and guidance;

•  overseeing the design, implementation and performance of our internal audit function, if any;

•  setting hiring policies with regard to the hiring of employees and former employees of our independent auditor and overseeing compliance with such policies;

•  reviewing, approving and monitoring related party transactions;

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•  adopting and overseeing procedures to address complaints regarding accounting, internal accounting controls and auditing matters, including confidential, anonymous submissions by our employees of concerns regarding questionable accounting or auditing matters;

•  reviewing and discussing with management and our independent auditor the adequacy and effectiveness of our legal, regulatory and ethical compliance programs; and

•  reviewing and discussing with management and our independent auditor our guidelines and policies to identify, monitor and address enterprise risks.

Compensation Committee

1 Meeting in 2022

Members Eli Spiro (Chair) Jim Bellingham Adam Sharkawy

Independence

The Board has determined that each member of the Compensation Committee meets the requirements for independence for compensation committee members under the rules and regulations of the SEC and the Nasdaq Listing Rules.

Compensation Committee

Each member of the Compensation Committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. During our fiscal year ended December 31, 2022, the Compensation Committee held one meeting after becoming a public company on September 9, 2022.

The Compensation Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the Nasdaq Listing Rules. A copy of the charter is available in the “Investor Relations” section of our website at https://www.nauticusrobotics.com. As more fully described in its charter, the Compensation Committee is responsible for, among other things:

•  reviewing, approving or making recommendations to the Board regarding the compensation for our executive officers, including our chief executive officer;

•  reviewing, approving and administering our employee benefit and equity incentive plans;

•  establishing and reviewing the compensation plans and programs of our employees, and ensuring that they are consistent with our general compensation strategy;

•  approving or making recommendations to the Board regarding the creation or revision of any clawback policy;

•  making recommendations to the Board regarding non-employee director compensation; and

•  overseeing regulatory compliance with respect to compensation matters.

2023 PROXY STATEMENT | 13

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Nominating and Corporate Governance Committee

1 Meeting in 2022

Members Joseph W. Dyer (Chair) John W. Gibson, Jr. Adam Sharkawy

Independence

The Board has determined that each member of the Nominating and Corporate Governance Committee meets the requirements for independence for nominating and corporate governance committee members under the Nasdaq Listing Rules.

Nominating and Corporate Governance Committee

During our fiscal year ended December 31, 2022, the Nominating and Corporate Governance Committee held one meeting after becoming a public company on September 9, 2022.

The Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable Nasdaq Listing Rules. A copy of the charter is available in the “Investor Relations” section of our website at https://www.nauticusrobotics.com. As more fully described in its charter, the Nominating and Corporate Governance Committee is responsible for, among other things:

•  reviewing and assessing and making recommendations to the Board regarding desired qualifications, expertise and characteristics sought of board members;

•  establishing procedures for the submission of candidates for election to the Board;

•  conducting a periodic review of our succession planning process for our executive management team and assisting in evaluating successors;

•  reviewing and making recommendations to the Board regarding the composition, organization and governance of the Board and its committees;

•  developing and recommending to the Board corporate governance guidelines and periodically reviewing such guidelines and their application;

•  overseeing our governance practices;

•  overseeing the evaluation of the performance of the Board and its committees; and

•  administering policies and procedures for various constituencies that are involved with us to communicate with the non-management members of the Board.

Board Leadership Structure and Role of Independent Chairperson

Our Board is currently led by Lisa J. Porter, an independent director and Chairperson of the Board (the “Board Chair”). The Board has carefully considered our leadership structure and believes that, at this time, the Company and its stockholders are best served by having the positions of Board Chair and Chief Executive Officer filled by different individuals. This allows the Chief Executive Officer to focus on the Company’s day-to-day operations, while allowing the Board Chair to lead the Board in providing advice and oversight to management. We believe that Dr. Porter’s extensive leadership and technical experience in high-tech industries in both the public and private sector uniquely qualifies her for her role as Board Chair. Our Board regularly reviews its leadership structure to assess whether to separate or combine the roles of Board Chair and Chief Executive Officer based on the Company’s particular facts and circumstances at the time, and the Board retains flexibility to determine the appropriate leadership structure for the Company based on such facts and circumstances. The Board welcomes and takes under consideration any input received from our stockholders regarding the Board’s leadership structure and informs shareholders of any change in the Board’s leadership structure by updates to our corporate website and in disclosures in our annual proxy statements.

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Under the Company’s governance policies, our Board Chair is authorized to represent the Board in communications with our stockholders as needed, has the authority to call meetings of the independent directors, and may serve as a liaison between the independent directors and management, as needed. The Board Chair is also tasked to review annually, with the Audit Committee, the scope, implementation, and effectiveness of the ethics and compliance program, and any significant deviations by officers and employees from the Code of Business Ethics and Conduct Policy or other compliance policies, and other matters pertaining to the integrity of management. Along with other members and committees of the Board, the Board Chair is also tasked to review areas of key risk to the Company.

The Board is committed to independent leadership and believes that objective oversight of management performance is a critical aspect of effective corporate governance. A majority of the members of the Board are independent under standards set forth in the Nasdaq Listing Rules, and only independent directors serve on the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, each of which is supported by an appropriate charter and may hold executive sessions without management present. Additionally, each member of the Board has access to the Company’s books, records and reports, and members of management are available at all times to answer their questions.

The Nominating and Corporate Governance Committee, which consists entirely of independent directors, also periodically examines our Board’s leadership structure, as well as other governance practices, and conducts an annual assessment of the Board’s and each committee’s effectiveness. The Nominating and Corporate Governance Committee has determined that the present leadership structure is effective and appropriate.

As a result of its committee system and the existence of a majority of independent directors, the Board believes it maintains effective oversight of our business operations, including independent oversight of our financial statements, executive compensation, selection of director candidates and corporate governance programs. We believe that the leadership structure of the Board, including the independent committees of the Board, is appropriate and enhances the Board’s ability to effectively carry out its roles and responsibilities on behalf of our stockholders. Further, we believe that Mr. Radford’s role as Chief Executive Officer and director, combined with Dr. Porter’s role as an independent Board Chair, results in effective and robust governance, creating strong accountability while enhancing our ability to communicate our message and strategy clearly and consistently to stockholders.

Role of the Board in Risk Oversight

One of the key functions of the Board is informed oversight of our risk management process. The Board’s oversight of the material risks faced by the Company occurs directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure, and the Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also has the responsibility to review with management the process by which risk assessment and management is undertaken, monitor compliance with legal and regulatory requirements, and review the adequacy and effectiveness of our internal controls over financial reporting. The Nominating and Corporate Governance Committee is responsible for periodically evaluating our corporate governance policies and systems in light of the governance risks that we face and the adequacy of our policies and procedures designed to address such risks.

The Compensation Committee assesses and monitors whether any of our compensation policies and programs create risks or encourage conduct that would be reasonably likely to have a material adverse effect on us. The Compensation Committee is additionally responsible for identifying risks associated with, and, as needed, implementing risk management plans and policies for, leadership succession, with approval from the Board. The Board and its committees further oversee additional risks including, as appropriate and without limitation, business, industry, economic, safety, cybersecurity, and ESG risks.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The Board, or the appropriate committee, assesses existing and significant emerging risks on an ongoing basis as they arise. While the Board applies similar oversight standards to all material risks facing the company, focusing more frequently on the areas that represent more immediate risks, individual risks generally differ in duration and severity, and timeframes required for effective mitigation may vary greatly or change over time as risk environments evolve. Thus, the Board may adjust its oversight strategy on a case-by-case basis, as appropriate.

We believe that our approach to risk oversight, as described above, optimizes our ability to assess relationships among the various risks, make informed cost-benefit decisions, and approach emerging risks in a proactive manner for the Company. We also believe that our risk structure complements our current Board leadership structure, as it allows our non-management directors, through the three fully independent Board committees, as well as Dr. Porter as independent Board Chair, to exercise effective oversight of the actions of management, led by Mr. Radford as Chief Executive Officer, in identifying risks and implementing effective risk management policies and controls.

Attendance at Board and Stockholder Meetings

During our fiscal year ended December 31, 2022, the Board held one meeting after becoming a public company on September 9, 2022, and all of our directors attended.

The Board is required by our company governance guidelines to meet at least four times annually. It is the responsibility of the directors to attend the meetings, and directors are expected to regularly prepare for and attend meetings.

Although we do not have a formal policy regarding attendance by members of the Board at annual meetings of stockholders, we encourage, but do not require, directors to attend.

Executive Sessions of Independent Directors

To encourage and enhance communication among our independent directors, and as required under the Nasdaq Listing Rules, our independent directors meet in executive sessions without non-independent directors or management present on a periodic basis but no less than two times per year. These executive sessions are chaired by Dr. Porter, our lead independent director.

Family Relationships

There are no family relationships among any of our directors, director nominees or executive officers.

Considerations in Evaluating Director Nominees

The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become members of the Board, and recommending to the Board, such persons to be nominated for election as directors. The committee uses a variety of methods for identifying and evaluating potential director nominees. In its evaluation of potential director candidates, the committee will consider the current size and composition of the Board, the needs of the Board and the respective committees of the Board, and other director qualifications. While the Board has not established minimum qualifications for Board members, some of the factors that the Nominating and Corporate Governance Committee considers in assessing director nominee qualifications include, without limitation, issues of character, professional ethics and integrity, judgment, business acumen, proven achievement and competence in one’s field, the ability to exercise sound business judgment, tenure on the Board and skills that are complementary to the Board, an understanding of the Company’s business, an understanding of the responsibilities that are required of a

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member of the Board, other time commitments and diversity with respect to professional background, education, race, ethnicity, gender, age and geography, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the Board (the “Director Criteria”). Although the Board does not maintain a specific policy with respect to board diversity, the Board believes that the Board should be a diverse body, and the Nominating and Corporate Governance Committee considers a broad range of perspectives, backgrounds and experiences.

If the Nominating and Corporate Governance Committee determines that an additional or replacement director is required, then the committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, Board or management.

After completing its review and evaluation of director candidates, the Nominating and Corporate Governance Committee recommends to the Board the director nominees for selection. The Nominating and Corporate Governance Committee has discretion to decide which individuals to recommend for nomination as directors and the Board has the final authority in determining the selection of director candidates for nomination to the Board.

Stockholder Recommendations and Nominations to the Board

The Nominating and Corporate Governance Committee will consider recommendations and nominations for candidates to the Board from stockholders in the same manner as candidates recommended to the committee from other sources, so long as such recommendations and nominations comply with our amended and restated certificate of incorporation and amended and restated bylaws, all applicable company policies and all applicable laws, rules and regulations, including those promulgated by the SEC. The Nominating and Corporate Governance Committee will evaluate such recommendations in accordance with its charter, our bylaws, our corporate governance guidelines and the Director Criteria described above.

A stockholder who wants to recommend a candidate to the Board should direct the recommendation in writing by letter to Nauticus Robotics, Inc., 17146 Feathercraft Lane, Suite 450, Webster, Texas 77598, Attention: Secretary. Such recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and us and evidence of the recommending stockholder’s ownership of our capital stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate. Stockholder recommendations must be received by December 31st of the year prior to the year in which the recommended candidate(s) will be considered for nomination. The Nominating and Corporate Governance Committee has discretion to decide which individuals to recommend for nomination as directors.

Under our amended and restated bylaws, stockholders may also directly nominate persons for election to the Board. Any nomination must comply with the requirements set forth in our amended and restated bylaws and the rules and regulations of the SEC and should be sent in writing to Nauticus Robotics, Inc., 17146 Feathercraft Lane, Suite 450, Webster, Texas 77598, Attention: Secretary. To be timely for our 2023 Annual Meeting of stockholders, nominations must be received by our Secretary observing the deadlines discussed below under “Other Matters — Stockholder Proposals or Director Nominations for Next Year’s Annual Meeting.”

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Communications with the Board

Stockholders wishing to communicate directly with our directors may do so by writing and sending the correspondence to Nauticus Robotics, Inc., 17146 Feathercraft Lane, Suite 450, Webster, Texas 77598, Attention: Secretary. Our Secretary, in consultation with appropriate directors as necessary, will review all incoming communications and screen for communications that (1) are solicitations for products and services, (2) relate to matters of a personal nature not relevant for our stockholders to act on or for the Board to consider and (3) matters that are of a type that are improper or irrelevant to the functioning of the Board (for example, mass mailings, job inquiries and business solicitations). If appropriate, our Secretary will route such communications to the appropriate director(s) or, if none is specified, then to the Chairperson of the Board. These policies and procedures do not apply to (1) communications to directors from our officers or directors who are stockholders or (2) stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.

Policy Prohibiting Hedging or Pledging of Securities

Under our insider trading policy, our employees, including our executive officers, and the members of the Board are prohibited from, directly or indirectly, among other things, (1) engaging in short sales, (2) trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options, restricted stock units and other compensatory awards issued to such individuals by us), (3) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of equity securities granted to them by us as part of their compensation or held, directly or indirectly, by them, (4) pledging any of our securities as collateral for any loans and (5) holding our securities in a margin account.

Corporate Governance Guidelines and Code of Business Ethics and Conduct

The Board has adopted corporate governance guidelines that address, among other items, the qualifications and responsibilities of our directors and director candidates, the structure and composition of the Board and corporate governance policies and standards applicable to us in general. In addition, the Board has adopted a code of business ethics and conduct (the “Code of Conduct”) that applies to all of our employees, officers and directors, including our chief executive officer, chief financial officer, and other executive and senior financial officers.

Our corporate governance guidelines and the Code of Conduct are available on our website at https://ir.nauticusrobotics.com/corporate-governance/governance-documents. We intend to disclose on our website any amendments to the Code of Conduct or any waivers granted to our executive officers from any provision of the Code of Conduct.

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Director Compensation

The following table provides information concerning the compensation of each non-employee director who served on the Company’s Board in 2022.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)

Mark L. Mey	15,616	136,248	151,864

Lisa J. Porter	23,425	158,952	182,377

Jim Bellingham	17,178	136,248	153,426

Adam Sharkawy	18,740	136,248	154,988

John W. Gibson, Jr.	21,863	136,248	158,111

Joseph W. Dyer	20,301	136,248	156,549

Eli Spiro	20,301	136,248	156,549

(1)	The dollar amounts in this column reflect each non-employee director’s prorated annual cash retainer for services on the Board, including service on any committees, in fiscal year 2022.
(2)

The dollar amounts in this column reflect the grant date fair value of restricted stock unit (“RSU”) awards granted during our fiscal year ended December 31, 2022. The grant date fair value is computed in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718. For a discussion of the assumptions and methodologies used in calculating the grant date fair value of our equity awards, please see Note 11 to our consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022. As described below under “Director Compensation Program,” each of our non-employee directors received an initial RSU grant (consisting of 33,605 RSUs for Dr. Porter and 28,805 RSUs for all other non-employee directors) under the Omnibus Plan following the closing of our business combination with CleanTech Acquisition Corp., which was consummated on September 9, 2022 (the “Business Combination”). More information about vesting of these initial RSU grants can also be found in “Director Compensation Program” below. As of December 31, 2022, our non-employee directors each held the following unvested equity awards:

Name	Aggregate Number of Shares Underlying Unvested Stock Awards

Mark L. Mey	28,805

Lisa J. Porter	33,605

Jim Bellingham	28,805

Adam Sharkawy	28,805

John W. Gibson, Jr.	28,805

Joseph W. Dyer	28,805

Eli Spiro	28,805

Director Compensation Program

Following the Business Combination, the Board adopted a non-employee director compensation policy pursuant to which the Company’s non-employee directors receive the following:

•	Annual cash retainer of $50,000 for service on the Board;

•

Additional annual cash retainers of $25,000 for service as the chairperson of the Board, $15,000 for service as chair of the Audit Committee, and $10,000 for service as chair of the Compensation Committee and Nominating and Corporate Governance Committee, respectively;

•	Additional annual cash retainers of $5,000 (per committee) for service as a member of the Audit Committee, the Compensation Committee, or the Nominating and Corporate Governance Committee; and

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

•

Annual equity grant of RSUs under the Omnibus Plan with a value of approximately $150,000 or $175,000 for the Board Chairperson, in connection with the Company’s annual meetings. Calculation of the number of RSUs awarded to each non-employee director was determined based on such value, divided by the volume-weighted average price (“VWAP”) of the Company’s common stock for the 20 days ending on the grant date.

Each initial grant of equity-based awards described above, each granted on October 7, 2022, will vest in full on the date immediately preceding the first anniversary of the grant date.

20 | 2023 PROXY STATEMENT

PROPOSAL NO. 1

ELECTION OF CLASS I DIRECTORS

Nominees

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board nominated Jim Bellingham and Adam Sharkawy for election as Class I directors at the Annual Meeting. If elected, each of Jim Bellingham and Adam Sharkawy will serve as a Class I director until our 2026 annual meeting of stockholders and until his respective successor is elected and qualified or until his earlier death, resignation or removal. Each of the nominees is a currently serving as a Class I director on the Board. For information concerning the nominees, please see the section above titled “Board of Directors and Corporate Governance.”

Each person nominated for election has consented to being named in this Proxy Statement and agreed to serve as a director if elected, and we have no reason to believe that any nominee will be unable to serve. If, however, prior to the Annual Meeting, the Board should learn that a nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for such nominee will be voted for a substitute nominee, if any, as selected by the Board.

The board recommends a vote “FOR” the election of each of the director nominees named above.

2023 PROXY STATEMENT | 21

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Whitley Penn LLP as our independent registered public accounting firm to audit our financial statements for our fiscal year ending December 31, 2023. At the Annual Meeting, we are asking our stockholders to ratify this selection. The Audit Committee is submitting the appointment of Whitley Penn LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of Whitley Penn LLP, and even if our stockholders ratify the appointment, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interests of our company and our stockholders. If our stockholders do not ratify the appointment of Whitley Penn LLP, the Audit Committee may reconsider the appointment.

A representative of Whitley Penn LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement at the meeting if they desire to do so and is expected to be available to respond to appropriate questions from our stockholders.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees billed for professional audit services and other services rendered by Whitley Penn LLP with respect to our fiscal years ended December 31, 2022 and 2021.

	Fiscal Year Ended December 31, 2022	Fiscal Year Ended December 31, 2021

Audit Fees(1)	$648,910	$226,780

Audit-Related Fees	178,948	5,150

Tax Fees	—	—

All Other Fees	—	—

Total	$827,858	$231,930

(1)

Audit fees consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements and the review of our quarterly consolidated financial statements and services provided in connection with other statutory and regulatory filings.

Pre-Approval of Audit and Permissible Non-Audit Services

Prior to the establishment of the Audit Committee in September 2022, our Board, as constituted under Nauticus Robotics Holdings, was directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged by us for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us. Following the establishment of the Audit Committee, our policies require the Audit Committee to pre-approve all audit and permitted non-audit services provided by the independent registered public accounting firm. All services provided by Whitley Penn LLP for the periods set forth in the table above were pre-approved by the Board prior to the formation of the Audit Committee and by the Audit Committee after its formation.

The board recommends a vote “FOR” the ratification of the appointment of Whitley Penn LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023.

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REPORT OF THE AUDIT COMMITTEE

We, the Audit Committee of the Board of Directors of Nauticus Robotics, Inc. (the “Company”), have the responsibility to, among other things, oversee the preparation of the Company’s consolidated financial statements, the Company’s system of internal controls and the qualifications, independence, compensation and performance of the Company’s independent registered public accounting firm (the “independent auditor”). We have the sole authority and responsibility to select, evaluate and, when appropriate, replace the Company’s independent auditor. Our specific duties and responsibilities are described in our charter, which is available on the Company’s website (www.nauticusrobotics.com) under the tab “Investor — Investor Relations — Governance.” We review the charter annually and work with the Board of Directors and the Nominating and Corporate Governance Committee of the Board of Directors to amend it as appropriate. The Board of Directors has determined that each of us is an independent director based on the Nasdaq Stock Market’s listing standards and that each of us also satisfies the Securities and Exchange Commission’s (“SEC”) additional independence requirements for members of Audit Committees. In addition, the Board of Directors has determined that John W. Gibson, Jr. is an “audit committee financial expert” as defined by SEC rules.

Management is responsible for the financial reporting process, including the Company’s system of internal controls, and for the preparation of the Company’s consolidated financial statements in accordance with U.S. generally accepted accounting principles (GAAP). The Company’s independent auditor, Whitley Penn LLP (“Whitely Penn”), is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and to issue reports thereon. Because the Company is an Emerging Growth Company as defined by SEC rules, Whitely Penn is not required to, nor has it been engaged to, perform an audit of the Company’s internal control over financial reporting. Our responsibility is to oversee these processes, and we rely on the expertise and knowledge of management and the independent auditor in carrying out that role. We are not professionally engaged in the practice of accounting or auditing and do not provide any expert or other special assurance or professional opinion as to the sufficiency of external audits, whether the Company’s consolidated financial statements are complete and accurate and are in accordance with GAAP or on the effectiveness of the Company’s system of internal control over financial reporting.

We reviewed and discussed with management and Whitely Penn the Company’s periodic reports for the year ended December 31, 2022, including the Company’s 2022 audited consolidated financial statements and related annual report on Form 10-K, filed with the SEC. In connection with such discussions, Whitely Penn addressed the matters required to be discussed with us by applicable PCAOB standards and SEC rules and regulations. In addition, we discussed with Whitely Penn the overall scope and plans for its audit. We meet periodically with Whitely Penn, as appropriate, to discuss its work and the results of its audit. Our meetings included, whenever we deemed appropriate, executive sessions with Whitely Penn without the presence of management.

We have also received the written disclosures and the letter from Whitely Penn required by PCAOB Rule 3526 (“Communication With Audit Committees Concerning Independence”) and have discussed with Whitely Penn its independence with respect to the Company.

•

We assessed Whitely Penn’s performance as independent auditor during 2022, including the performance of the lead audit partner and the audit team, a process we will undertake on an annual basis. We reviewed a variety of indicators of audit quality relating to Whitely Penn, including:

•	the quality and candor of its communications with us and management, its responsiveness and accessibility, and its historical and recent performance on the Company’s audits;

•	how effectively it maintained its independence and employed independent judgment, objectivity and professional skepticism;

•	external data about quality and performance, including reports by the PCAOB and Whitely Penn’s response to those reports;

2023 PROXY STATEMENT | 23

REPORT OF THE AUDIT COMMITTEE

•	the appropriateness of its fees, taking into account the Company’s size and complexity and the resources necessary to perform the audit; and

•	its knowledge of the Company’s operations, accounting policies and practices.

As a result of our evaluation of the independent auditor’s performance and considering other factors we deemed relevant, we concluded that the selection of Whitely Penn as the Company’s independent auditor for the year ending December 31, 2023 is in the best interests of the Company and its stockholders.

Based on the review and discussions referred to above related to the Company’s annual report on Form 10-K, including the report of the independent auditor, we recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2022.

Respectfully submitted by the members of the Audit Committee of the Board of Directors:

John W. Gibson, Jr., Chair

Joseph W. Dyer

Eli Spiro

This Audit Committee report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, except to the extent the Company specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

24 | 2023 PROXY STATEMENT

EXECUTIVE OFFICERS

The following table sets forth certain information about our executive officers as of March 13, 2023.

Name	Age	Position

Nicolaus Radford	45	Chief Executive Officer and Director

Rangan Padmanabhan	47	Chief Financial Officer

Donnelly A. Bohan	49	Chief Operating Officer

John D. Yamokoski	45	Chief Technology Officer

M. Dilshad Kasmani	45	Chief Legal and Administrative Officer

Nicolaus A. Radford

Founder, President & Chief Executive Officer

DIRECTOR SINCE 2022  •  AGE 45

Background

•	Mr. Radford serves as our Chief Executive Officer and as a director on our Board. Previously, Mr. Radford served as the Chief Executive Officer and a director of Nauticus Robotics Holdings, Inc. (formerly known as “Houston Mechatronics, Inc.”), a Texas corporation (“Nauticus Robotics Holdings”). Mr. Radford founded Nauticus Robotics Holdings in 2014 and has been continuously employed at Nauticus Robotics Holdings since its inception. Prior to that, Mr. Radford led NASA’s humanoid robotics efforts for both Space Station and future Mars missions, including both Valkyrie and Robonaut. Additionally, he was also the principal investigator (“PI”) for NASA in DARPA’s advanced electric machine research for robotics. Mr. Radford led NASA’s efforts in exoskeleton research for the International Space Station (“ISS”) crew exercise and mobility assistance and initially served as Co-PI for NASA on DARPA’s Warrior Web program, which focused on wearable robotics for military applications. He has extensive experience leading multidisciplinary teams in challenging development timeline environments. During Mr. Radford’s tenure at NASA, he was the recipient of numerous patents, design awards, and commendations for his expertise and leadership that ultimately culminated in him receiving NASA’s Outstanding Leadership Medal. He has been published several times on a multitude of topics relating to spaceflight robotics and contributed to Springer’s Humanoid Robotics Handbook.

Qualifications

Mr. Radford earned his B.S. and M.S. from Purdue University in Electrical and Computer Engineering.

Rangan Padmanabhan

Chief Financial Officer

AGE 47

Background

•	Mr. Padmanabhan serves as Nauticus’ Chief Financial Officer. Previously, Mr. Padmanabhan served as the Chief Financial Officer of Nauticus Robotics Holdings from May 2022 until the closing of the Business Combination. Prior to his role at Nauticus Robotics Holdings, Mr. Padmanabhan served as the co-founder and as the Chief Financial Officer of Rad Capital Ventures LLC, the management company of a hedge fund involved in the trading of fixed transmission rights in North American electricity markets, from May 2020 to May 2022. During his time at Rad Capital Ventures LLC, Mr. Padmanabhan oversaw the accounting, regulatory, and audit functions of the fund while maintaining investor relations and communications with dozens of the fund’s accredited investors, corporate investors, and family offices.

•	Beginning in December 2020, Mr. Padmanabhan served as a consultant at Veritas Total Solutions, where he was a risk management subject expert for the implementation of the Quant Portal at Shell Oil Company. From October 2021 to December 2021, Mr. Padmanabhan served as a consultant at Houston Mechatronics, Inc., where he built and validated forecasting models and financial statement summaries. From January 2014 to December 2019, Mr. Padmanabhan served as Managing Partner at Solaris Asset Management, Inc., where he managed a multi-strategy hedge fund.

•	In addition, Mr. Padmanabhan has vast public company experience through his various previously held roles at, including but not limited to, (i) Shell, (ii) Merrill Lynch, (iii) Duke Energy, (iv) Sonat Inc. (subsequently acquired by El Paso Corporation and Kinder Morgan, Inc.), (v) FPL Group, Inc. (rebranded as NextEra Energy Inc.), and (vi) CMS Energy Corporation.

Qualifications

Mr. Padmanabhan graduated Magna Cum Laude from Rice University with a degree in Economics and Management. He attained the Financial Risk Manager (FRM) certification in 1998 and received the Chartered Financial Analyst (CFA) charter in 2001. Mr. Padmanabhan is a frequent guest lecturer for graduate classes at Rice University on various topics pertaining to capital markets. He also serves on the Advisory Board of the Center for Computational Finance and Economic Systems (CoFES) at Rice University.

2023 PROXY STATEMENT | 25

EXECUTIVE OFFICERS

Donnelly A. Bohan

Chief Operating Officer

AGE 49

Background

•	Ms. Bohan serves as Nauticus’ Chief Operating Officer. Previously, Ms. Bohan served as the Chief Operating Officer of Nauticus Robotics Holdings, joining in April 2022. Prior to joining Nauticus Robotics Holdings, Ms. Bohan served as Vice President, Division Manager for the Mission Operations and Infrastructure Protection Division at Leidos, Inc. (“Leidos”), where she oversaw the day-to-day operations of a $340 million and 850 plus person line organization providing electronic and integrated security systems for base defense, access control, and counter-small unmanned aerial systems. From December 2016 to February 2021, Ms. Bohan served as Vice President, Division Manager for the Maritime Systems Division at Leidos, where she oversaw day-to-day operations of a $185 million and 500 person team focused on autonomous surface and subsurface solutions; advanced system architecture; sensor design; integration, and other capabilities that help global customers meet mission imperatives. From June 2016 to December 2016, Ms. Bohan worked directly with the Executive Vice President of Business Development and Strategy, focused on the corporate strategic vision for Leidos with an emphasis on our global presence, products, and M&A. From 2015 to June 2016, Ms. Bohan served as Vice President, Deputy Operations Manager for the Missions Systems Integration Operation (MSIO) at Leidos.

Qualifications

Ms. Bohan earned a Bachelor of Science in Community Health, Health Planning and Administration from the University of Illinois at Urbana-Champaign in 1995. She also earned an MBA from R.H. Smith School of Business from the University of Maryland at College Park in 2009.

John D. Yamokoski

Chief Technology Officer

AGE 45

Background

•	Dr. Yamokoski serves as Nauticus’ Chief Technology Officer. Previously, Dr. Yamokoski served as Nauticus Robotics Holdings’ Chief Technology Officer since August 2022. Before his current role, Dr. Yamokoski served in several other positions at Nauticus Robotics. From 2020-2022, Dr. Yamokoski was Vice President of Defense Technology and Sponsored Research, where he served as Principal Investigator on Nauticus’ defense projects and also organized capture teams for new research opportunities. From 2015-2020, he was a Principal Robotics Engineer. In that role, he was project manager for several robotics technology programs as well as the Director of Software for the company from 2018-2020.

•	Before joining Nauticus, Dr. Yamokoski was a robotics researcher at NASA’s Software, Robotics and Simulation Systems Division at the Johnson Space Center from 2010 to 2015. While at NASA, he led engineering and research teams for control system development of NASA’s Robonaut 2 project and the software architecture and development of NASA’s Valkyrie program.

Qualifications

Dr. Yamokoski earned a B.S. degree in Mechanical Engineering from Purdue University in 1999 and M.S. and PhD. degrees in Mechanical Engineering from University of Florida in 2005 and 2009 respectively.

26 | 2023 PROXY STATEMENT

EXECUTIVE OFFICERS

M. Dilshad Kasmani

Chief Legal and Administrative Officer

AGE 45

Background

•	Mr. Kasmani serves as Nauticus’ Chief Legal and Administrative Officer and Corporate Secretary since September 2022. Previously, Mr. Kasmani served as Nauticus Robotics Holdings’ General Counsel and Corporate Secretary since April 2022. Before joining Nauticus Robotics Holdings, Mr. Kasmani served as President of ManifestSeven Holdings Corporation from June 2020 to April 2022 and its Chief Legal Officer from September 2019 to April 2022. Mr. Kasmani served as Associate General Counsel and Assistant Secretary of the general partner of American Midstream Partners, LP from November 2018 to September 2019. Mr. Kasmani served as Associate General Counsel and Company Secretary of Cardtronics plc from May 2016 to February 2018, and Associate General Counsel and Assistant Secretary of its predecessor, Cardtronics, Inc., from January 2014 to May 2016. Mr. Kasmani began his legal career as an attorney for Andrews Kurth LLP and then Paul Hastings LLP, representing clients on various corporate, capital markets, private equity, and other transactional matters.

Qualifications

Before his legal career, Mr. Kasmani held various local and state government positions between August 1997 and October 2006, ending as the Chief Economist and Deputy Tax Assessor-Collector of Harris County, Texas. Mr. Kasmani has served in the U.S. Navy Reserves since October 2003 and currently holds the rank of Commander. Mr. Kasmani earned a Bachelor of Arts in Economics and Political Science in 1999 and a Master of Arts in Economics in 2003 from the University of Houston. He also earned a Doctor in Jurisprudence from the South Texas College of Law in 2007.

2023 PROXY STATEMENT | 27

EXECUTIVE COMPENSATION

The following disclosure describes the material components of the compensation for the Company’s three most highly compensated executive officers, who are referred to in this section as “Named Executive Officers,” for the fiscal year ended December 31, 2022. The Company is an “emerging growth company” and a “smaller reporting company” under the federal securities laws. As such, the Company meets the compensation disclosure requirements of Item 402 of Regulation S-K by providing the reduced disclosures required of a “smaller reporting company.”

Named Executive Officers

For the fiscal year ended December 31, 2022, our named executive officers (“NEOs”) are as follows:

•	Nicolaus Radford, Founder, Chief Executive Officer and Director;

•	Donnelly A. Bohan, Chief Operating Officer; and

•	M. Dilshad Kasmani, Chief Legal and Administrative Officer.

Summary Compensation Table

The following table presents summary information regarding total compensation paid to, earned by and awarded to each of the NEOs during the fiscal years ended December 31, 2022 and 2021.

Name and Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)		Option Awards ($)(1)	Non-Equity Incentive Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)

Nicolaus Radford Founder, Chief Executive Officer and Director	2022	286,538	1,000,000	1,422,594	(4)	—	84,375	16,198	2,809,705
	2021	250,000	—	—		688,412	—	18,076	956,488

Donnelly A. Bohan Chief Operating Officer	2022	255,769	50,000	2,008,980	(5)	—	78,750	7,673	2,401,172

M. Dilshad Kasmani Chief Legal and Administrative Officer	2022	199,808	75,000	1,914,139	(6)	—	73,125	5,994	2,268,066

(1)

The amounts in these columns represent the aggregate grant date fair value of (i) performance based restricted stock units (“PRSUs”) granted to each NEO as described in “Equity Incentive Awards — Long-Term Incentive Awards” below, (ii) restricted stock units (“RSUs”) granted to Ms. Bohan and Mr. Kasmani as part of their respective sign on equity awards described in “Equity Incentive Awards — Sign-On Equity Awards” below, (iii) RSUs granted to each NEO in partial settlement of each of their fiscal year 2022 short-term incentive awards granted pursuant to the Company’s short term incentive plan (“STIP”) as described in footnotes 4, 5 and 6 below, and (iv) option awards granted to Mr. Radford as described in “Equity Incentive Awards — 2021 Pre-Business Combination Grants,” computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used in calculating the grant date fair value of our equity awards, please see Note 11 to our consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022. For PRSUs awarded in 2022, the aggregate values achievable assuming the performance conditions were achieved at the highest level are: $2,043,658 for Mr. Radford, $1,907,420 for Ms. Bohan, and $1,771,175 for Mr. Kasmani.

(2)

The amounts in this column represent the portion of each NEO’s fiscal year 2022 short-term incentive award that was granted pursuant to the Company’s STIP and awarded in cash. Further description of these awards is in “Short-Term Incentive Awards” below.

(3)

The 2022 amounts in this column for Ms. Bohan and Mr. Kasmani, represent 401(k) plan safe harbor contributions. The 2022 and 2021 amount in this column for Mr. Radford represents 401(k) plan safe harbor contributions and automobile and cellphone allowance.

(4)

Includes (i) $1,362,439, which represents the grant date fair value of PRSUs assuming performance conditions were achieved at target; and (ii) $60,155, which represents the grant date fair value of RSUs granted in partial settlement of Mr. Radford’s fiscal year 2022 short-term incentive award that was granted pursuant to the Company’s STIP. More information about these awards is described in “Equity Incentive Awards — Long-Term Incentive Awards” and “Short-Term Incentive Awards,” respectively, below.

(5)

Includes (i) $1,271,614, which represents the grant date fair value of PRSUs assuming performance conditions were achieved at target; (ii) $681,220, which represents the grant date fair value of Ms. Bohan’s sign-on RSUs; and (iii) $56,146, which represents the grant date fair value of RSUs granted in partial settlement of Ms. Bohan’s fiscal year 2022 short term incentive award that was granted pursuant to the Company’s STIP. More information about these awards is described in “Equity Incentive Awards — Long-Term Incentive Awards,” “Equity Incentive Awards — Sign-On Equity Awards” and “Short-Term Incentive Awards,” respectively, below.

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EXECUTIVE COMPENSATION

(6)

Includes (i) $1,180,784, which represents the grant date fair value of PRSUs assuming performance conditions were achieved at target; (ii) $681,220, which represents the grant date fair value of Mr. Kasmani’s sign-on RSUs; and (iii) $52,135, which represents the grant date fair value of RSUs granted in partial settlement of Mr. Kasmani’s fiscal year 2022 short term incentive award that was granted pursuant to the Company’s STIP. More information about these awards is described in “Equity Incentive Awards — Long-Term Incentive Awards,” “Equity Incentive Awards — Sign-On Equity Awards” and “Short-Term Incentive Awards,” respectively, below.

Narrative Disclosure to Summary Compensation Table

Base Salaries

Mr. Radford’s base salary was increased from $250,000 to $375,000, effective upon the closing of the Business Combination and pursuant to the terms of his employment agreement. Ms. Bohan’s base salary during 2022 was $350,000, beginning on her April 2022 start date. Mr. Kasmani’s base salary was $250,000, beginning on his April 2022 start date, and increased to $325,000, effective upon the closing of the Business Combination.

Short-Term Incentive Awards

Following the Business Combination, the NEOs were eligible to receive short-term incentive awards with a target amount equal to 75% of each NEOs annual base salary. The performance metric for these awards is based on the Company’s revenue, as reported on its audited income statement for the year ending December 31, 2022 relative to the Company’s projected 2022 revenue as reported on its Form S-1 filed with the SEC on September 9, 2022. The NEO must generally be employed on the date of settlement in order to receive their award. Based on 2022 performance achievement, the Compensation Committee determined that each NEO earned 51% of the target amount, to be awarded in cash and time-vested RSUs as follows: (i) Mr. Radford: cash — $84,375; RSUs —19,853 RSUs; (ii) Ms. Bohan: cash — $78,750; RSUs — 18,530 RSUs; (iii) Mr. Kasmani: cash — $73,125; RSUs — 17,206 RSUs. Calculation of the number of RSUs to grant to each NEO was determined based on the cash amount that would otherwise be payable to the NEO, divided by the VWAP of the Company’s common stock for the 20 days ending on March 31, 2023. These time-vested RSUs were granted on April 3, 2023 and are due to vest 30 days from the date of grant. These RSUs are not reported in the “Outstanding Equity Awards at 2022 Fiscal Year-End” table below because they were granted after the 2022 fiscal year-end. Each NEO’s short-term incentive awards are reported in the “Summary Compensation Table” above for 2022.

Cash Bonus

Following the closing of the Business Combination, each of our NEOs received a one-time cash bonus in connection with the Business Combination. Mr. Radford received a one-time cash bonus equal to $1,000,000, pursuant to the terms of his employment agreement, and Ms. Bohan and Mr. Kasmani each received $50,000 and $75,000, respectively.

Employee Benefits

Our NEOs are generally eligible to participate in our health and welfare, retirement and other employee benefit programs on the same basis as other employees, subject to applicable law. We maintain a 401(k) plan for eligible employees. Under the 401(k) plan, eligible employees may elect to contribute a portion of their eligible compensation as pre-tax or Roth deferrals in accordance with the limitations imposed under the Internal Revenue Code of 1986, as amended (the “Code”). We provide a safe harbor contribution in an amount not less than 3% of each participant’s eligible compensation, subject to limitations imposed under the Code. We may also make discretionary matching and profit-sharing contributions. We do not maintain any qualified defined benefit plans, qualified defined contribution plans or nonqualified deferred compensation plans for our NEOs or other employees in 2022.

2023 PROXY STATEMENT | 29

EXECUTIVE COMPENSATION

Arrangements with our NEOs

The material terms of each employment arrangement with our NEOs are described below.

Mr. Radford. Mr. Radford is a party to an employment agreement with the Company, dated December 16, 2021, which became effective upon the closing of the Business Combination, for his continued service as the Company’s Chief Executive Officer. The agreement provides for (i) an annual base salary of no less than $375,000, (ii) a target annual bonus opportunity equal to 75% of Mr. Radford’s annual base salary and (iii) the opportunity to receive an annual incentive equity award.

In the event Mr. Radford’s employment is terminated by the Company without cause or by Mr. Radford for good reason, he is eligible to receive 12 months of continued salary payments and COBRA premiums. In the event that Mr. Radford’s employment is terminated by the Company without cause or by Mr. Radford for good reason within three months prior to a change in control or within 12 months following a change in control, he is eligible to receive (i) 18 months of continued salary payments and COBRA premiums, (ii) a lump-sum payment equal to the higher of Mr. Radford’s annual bonus target in the year of the change in control or the year of his termination of employment, and (iii) acceleration of outstanding equity, with any performance criteria assumed to have been achieved at target, unless the award agreement provides otherwise. Severance benefits as summarized above are contingent upon Mr. Radford’s execution and non-revocation of a separation agreement and general release of claims in favor of the Company.

Ms. Bohan. Ms. Bohan is party to an offer letter, dated March 11, 2022, and which became effective March 28, 2022, for her services as Chief Operating Officer. The offer letter provides for (i) an annual base salary of no less than $350,000, (ii) a target annual bonus opportunity equal to 75% of Ms. Bohan’s annual base salary, and (iii) an initial equity or equity-based award with a grant date fair value of $500,000. To the extent any annual bonus is earned by Ms. Bohan for the applicable performance year, a minimum of 30% of such annual bonus will be paid in cash and the remainder will be paid in unvested stock awards that will vest ratably over 4 years. Pursuant to the offer letter, Ms. Bohan’s target incentive equity awards for 2023 and 2024 will have a grant date fair value equal to a minimum of (i) $1,000,000 for 2023, and (ii) $2,000,000 for 2024.

If Ms. Bohan is terminated by the Company for any reason other than for cause, then to the extent Ms. Bohan executes and does not revoke a general release of claims in favor of the Company, Ms. Bohan will be entitled to (i) severance of not less than $500,000, payable in equal installments over 12 months, and (ii) accelerated vesting of any unvested shares of stock Ms. Bohan holds prior to the effective date of her termination.

In addition to the information provided in the offer letter, Ms. Bohan also received a sign-on incentive equity award, that is described below under “Equity Incentive Awards — Sign On Equity Awards.”

Mr. Kasmani. Mr. Kasmani is party to an offer letter, dated April 5, 2022, and which became effective April 11, 2022, for his services as General Counsel and Corporate Secretary. The offer letter provides for (i) an initial annual base salary of $250,000, to be increased to no less than $300,000 following the closing of the Business Combination, (ii) a target annual cash bonus opportunity of no less than 50% of Mr. Kasmani’s annual base salary, (iii) a sign-on incentive equity award with a grant date fair value no less than $400,000, that is described below under “Equity Incentive Awards — Sign On Equity Awards,” and (iv) annual equity incentive grants. To the extent any annual bonus is earned by Mr. Kasmani for the applicable performance year, a minimum of 30% of such annual bonus will be paid in cash and the remainder will be paid in unvested stock awards.

If (i) Mr. Kasmani is terminated by the Company for any reason other than for cause or other than his breach of the terms and conditions of the offer letter, or (ii) Mr. Kasmani terminates his employment for good reason, then to the extent Mr. Kasmani executes and does not revoke a general release of claims in favor of the Company, Mr. Kasmani will be entitled to 12 months of continued base salary.

30 | 2023 PROXY STATEMENT

EXECUTIVE COMPENSATION

Under their arrangements, each NEO is eligible to participate in the same benefits on the same basis as other senior executives of the Company. In addition, each NEO is bound by certain confidentiality and restrictive covenants pursuant to their arrangements.

2022 Omnibus Incentive Plan

We established the Nauticus Robotics, Inc. 2022 Omnibus Incentive Plan (the “Omnibus Plan”) in connection with the closing of the Business Combination in 2022. The purposes of the Omnibus Plan are to: (i) encourage our profitability and growth through short-term and long-term incentives that are consistent with our objectives; (ii) give participants an incentive for excellence in individual performance; (iii) promote teamwork among participants; and (iv) give us a significant advantage in attracting and retaining key employees, directors and consultants. The Omnibus Plan provides for the grant of awards in the form of incentive stock options within the meaning of Section 422 of the Code, nonqualified stock options, stock appreciation rights, restricted shares, restricted stock units, performance-based awards (including performance-based restricted shares and performance units), and other stock or cash-based awards.

Equity Incentive Awards

2021 Pre-Business Combination Grants

Historically, the predecessor entity maintained the 2015 Equity Incentive Plan. On December 16, 2021, prior to the Business Combination, Mr. Radford received a stock option award pursuant to the 2015 Equity Incentive Plan.

All of the stock options granted to Mr. Radford in 2021 under the 2015 Equity Incentive Plan were time-based and subject to the following vesting conditions: (i) 25% vest on the first anniversary of the applicable grant date; and (ii) the remaining 75% vest in thirty-six (36) successive equal monthly installments measured from the first anniversary of the grant date, subject to Mr. Radford’s continued service through each such vesting date. Upon the consummation of the Business Combination, each outstanding stock option, whether or not then vested and exercisable, was assumed by the Company and converted automatically into an option to purchase shares of the Company’s common stock and are generally considered substitute awards under the Omnibus Plan, as such term is defined in the Omnibus Plan, and are treated as awards granted under the Omnibus Plan.

Sign-on Equity Awards

In connection with the closing of the Business Combination (and as set forth in the “Outstanding Equity Awards at 2022 Fiscal Year End” table) below, Ms. Bohan and Mr. Kasmani each received, pursuant to the Omnibus Plan, 144,021 RSUs, respectively. Calculation of the number of RSUs awarded to Ms. Bohan and Mr. Kasmani was determined based on the target amount of each such award ($750,000), divided by the VWAP of the Company’s common stock for the 20 days ending on the grant date. The RSUs will vest in 2 equal installments on each of the first and second anniversaries of Ms. Bohan and Mr. Kasmani’s respective employment start dates, subject to their continued service with the Company, its subsidiaries or affiliates, whether as an employee, director or consultant from the grant date through the applicable vesting date.

Long-Term Incentive Awards

Following the Business Combination, the NEOs were eligible to receive long-term incentive awards with a target amount equal to 400% of each NEOs then-current base salary. The Company awarded PRSUs under the Omnibus Plan in 2022 in the following target amounts: (i) 288,042 for Mr. Radford; (ii) 268,840 for Ms. Bohan; and (iii) 249,637 for Mr. Kasmani. Calculation of the number of PRSUs awarded to each NEO was determined based on the target amount, divided by the VWAP of the Company’s common stock for the 20 days ending on the grant date. The PRSUs shall be considered earned in a range between 0-150% of target based on the Company’s revenue, as reported on its audited

2023 PROXY STATEMENT | 31

EXECUTIVE COMPENSATION

income statement for the year ending December 31, 2022 relative to the Company’s projected 2022 revenue as reported on its Form S-1 filed with the SEC on September 9, 2022. The Compensation Committee has discretion to permit a certain portion of the award to vest if performance is below threshold. Based on 2022 performance, PRSUs were deemed earned at 51% of target by the Compensation Committee and vest in two equal installments on December 31, 2023 and December 31, 2024, generally subject to the executive’s continued employment through the settlement dates. The actual number of PRSUs awarded to the NEOs is reported in footnote 2 to the “Outstanding Equity Awards at 2022 Fiscal Year-End” table.

Outstanding Equity Awards at 2022 Fiscal Year-End

The following tables show information regarding outstanding equity awards held by the NEOs as of December 31, 2022.

	OPTION AWARDS					STOCK AWARDS

Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(5)

Nicolaus Radford	134,256	(1)	402,735	2.50	December 31, 2031	—		—

	—		—	—	—	146,902	(2)	$549,413

Donnelly A. Bohan	—		—	—	—	144,021	(3)	$538,639

	—		—	—	—	137,109	(2)	$512,788

M. Dilshad Kasmani	—		—	—	—	144,021	(4)	$538,639

	—		—	—	—	127,315	(2)	$476,158

(1)

25% of these stock options vest on the first anniversary of the applicable grant date and the remaining 75% of these stock options in thirty-six (36) successive equal monthly installments measured from the first anniversary of the grant date, subject to continued service with the Company through each such vesting date. No stock option is exercisable more than 10 years after the grant date.

(2)

The amounts reported in this column represent the actual number of PRSUs earned by Messrs. Radford and Kasmani, and Ms. Bohan, after certification of the applicable performance metric in March 2023, which vest in 2 equal installments on each of December 31, 2023 and December 31, 2024, generally subject to the executive’s continued service through each applicable vesting date.

(3)	Represents the RSUs granted on October 7, 2022, which vest in equal installments on April 4, 2023 and April 4, 2024, subject to Ms. Bohan’s continued service through each applicable vesting date.

(4)	Represents the RSUs granted on October 7, 2022, which vest in equal installments on April 11, 2023 and April 11, 2024, subject to Mr. Kasmani’s continued service through each applicable vesting date.

(5)

For purposes of this table, the market value of the RSUs and PRSUs is determined by multiplying the number of shares by $3.74, the closing price of one share of the Company’s common stock on December 30, 2022, the last trading day of the year.

Potential Payments Upon Termination or Change in Control

Our NEOs severance eligibility is summarized above under “Agreements with our NEOs.” Except as summarized above, pursuant to applicable RSU and PRSU award agreements, any unvested RSUs or PRSUs held by the NEO under the Omnibus Plan will terminate and be cancelled immediately upon a termination of services for any reason. In the event of a termination for cause or breach of any restrictive covenant, all RSUs and/or PRSUs, whether vested or unvested, will terminate and be cancelled immediately upon the NEO’s termination.

32 | 2023 PROXY STATEMENT

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2022 about our equity compensation plans under which shares of our common stock are authorized for issuance.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	(b) Weighted average exercise price of outstanding options, warrants and rights(2)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(3)
Equity compensation plans approved by security holders(4)	2,539,535	—	4,961,532
Equity compensation plans not approved by security holders	—	—	—
Total	2,539,535	—	4,961,532

(1)

Column (a) includes 2,539,535 shares underlying 1,920,097 time-vested restricted stock units granted under the Nauticus Robotics, Inc. 2022 Omnibus Incentive Plan and 619,438 performance-vested restricted stock units (which are reflected here based on the amount of PRSUs deemed earned by the Compensation Committee for fiscal year 2022 (i.e., 51% of target) based on achievement of the 2022 performance metric and actually awarded under the Nauticus Robotics, Inc. 2022 Omnibus Incentive Plan.

(2)	There is no weighted average exercise price for the awards reported in column (a), as the time-vested and performance-vested restricted stock unit awards have no exercise price.

(3)	Column (c) includes 4,961,532 shares remaining available for issuance under the Nauticus Robotics, Inc. 2022 Omnibus Incentive Plan.

(4)

Amounts disclosed do not include outstanding stock options to acquire 3,506,184 Nauticus shares of common stock relating to option awards assumed as part of the Business Combination with a weighted average exercise price of $1.87.

2023 PROXY STATEMENT | 33

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of March 13, 2023, for:

•	each person (or group of affiliated persons) who is known by us to beneficially own more than 5% of our common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our current directors and executive officers as a group.

We have determined beneficial ownership in accordance with SEC rules. Percentage of beneficial ownership is based on 47,281,275 shares of our common stock outstanding as of March 13, 2023 and 8,625,000 shares of our common stock which may be issued upon the exercise of our Public Warrants. In computing the number of shares beneficially owned by a person or entity and the percentage ownership of that person or entity, we deemed to be outstanding all shares of our common stock as to which such person or entity has the right to acquire within 60 days of March 13, 2023, through the exercise of any option or other right. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person or entity. Except as indicated in the footnotes below, and subject to applicable community property laws, we believe, based on the information furnished to us, the persons and entities named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. Unless otherwise noted below, the address of each beneficial owner named below is c/o Nauticus Robotics, Inc., 17146 Feathercraft Lane, Suite 450, Webster, Texas 77598.

Name and Address of Beneficial Owner(1)	Number of Shares*	% of Class(2)

Five Percent Holders of Nauticus

CleanTech Sponsor I LLC(3)	7,307,333	11.6%

CleanTech Investments(4)	3,829,167	6.1%

Transocean Inc.(5)	11,159,695	20.0%

Schlumberger Technology Corporation(6)	10,664,084	19.1%

Angela Berka(7)	4,824,013	8.6%

Material Impact Fund II, L.P.(8)	3,565,592	5.8%

ATW Special Situations I LLC(9)	4,734,656	7.7%

Directors and Named Executive Officers of Nauticus

Nicolaus Radford(10)	4,958,260	8.9	%(11)

Rangan Padmanabhan	—

Donnelly A. Bohan	—

John D. Yamokoski(12)	905,505	1.6	%(13)

M. Dilshad Kasmani	—

Jim Bellingham	—

Joseph W. Dyer	—

John W. Gibson Jr.	—

Mark L. Mey(14)	11,159,695	20.0%

Lisa J. Porter	—

Adam Sharkawy(15)	3,565,592	5.8%

Eli Spiro(16)	7,307,333	11.6%

All Directors and Executive Officers post-Business Combination as a group (12 individuals)	27,896,385	47.9%

*	All shares have been rounded to the nearest whole number.

34 | 2023 PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(1)	The business address of each of the individuals is c/o Nauticus Robotics, Inc., 17146 Feathercraft Lane, Suite 450 Webster, TX 77598.

(2)	Percentage is calculated assuming the conversion and exercise of 8,625,000 public warrants issued in the IPO (the “Public Warrants”) and including 7,499,993 issued Earnout Shares.

(3)

Consists of shares of Common Stock owned by CleanTech Sponsor I LLC, for which Eli Spiro is the managing member. Assuming the conversion and exercise of 7,175,000 Private Warrants (of which 4,783,333 Private Warrants sold to the CleanTech Sponsor I LLC). The business address of Cleantech Sponsor I LLC is 207 West 25th Street, 9th Floor, New York, NY 10001.

(4)

Consists of shares of Common Stock owned by CleanTech Investments, for which Jonas Grossman is the managing member. Assuming the conversion and exercise of 7,175,000 Private Warrants (of which 2,391,667 Private Warrants sold to the CleanTech Investments). The business address of Cleantech Investments is 207 West 25th Street, 9th Floor, New York, NY 10001. CleanTech Investments is an affiliate of Chardan Capital Markets, LLC.

(5)

Consists of (i) 8,329,492 shares issued as merger consideration, (ii) 2,080,203 Earnout Shares, and (iii) 750,000 shares purchased during the PIPE Investment. Our director, Mark L. Mey, is the Chief Financial Officer at Transocean Inc. The business address of Transocean Inc. is 1414 Enclave Parkway, Houston, Texas 77077.

(6)

Consists of (i) 7,932,920 shares issued as merger consideration, (ii) 1,981,164 Earnout Shares, and (iii) 750,000 shares purchased during the PIPE Investment. The business address of Schlumberger Technology Corporation is 5599 San Felipe Street, Houston, Texas 77056.

(7)	Consists of 3,860,015 shares issued as merger consideration and 963,998 Earnout Shares. The business address of Angela Berka is 11522 Orchard Mountain Drive, Houston, Texas 77059.

(8)

Consists of (i) 1,999,835 shares issued as merger consideration, (ii) 499,437 Earnout Shares, (iii) 250,000 shares purchased during the PIPE Investment, (iv) 408,160 shares issuable upon the conversion of Debentures purchased by Material Impact Fund II, L.P. and (v) 408,160 shares issuable upon exercise of SPA Warrants (defined below) issued pursuant to the Securities Purchase Agreement. Our director, Adam Sharkawy is a founder and managing partner at Material Impact Fund II, L.P. The business address of Material Impact Fund II, L.P. is 131 Dartmouth Street, Boston, Massachusetts 02116.

(9)

Consists of 2,367,328 shares issuable upon the conversion of Debentures purchased by ATW and 2,367,328 shares issuable upon exercise of SPA Warrants (defined below) issued pursuant to the Securities Purchase Agreement.

(10)

Consists of 2,956,456 shares issued as merger consideration, (ii) 738,344 Earnout Shares, (iii) 1,065,295 shares of Common Stock transferred to Inna Radford, (iv) 63,916 shares of Common Stock transferred to Dennis Radford and Karen Radford, and (v) 134,248 shares of Common Stock that may be purchased pursuant to the exercise of 134,248 Nauticus Options, which become on December 16, 2022.

(11)	Assumes the exercise of all 134,248 Nauticus Options under the 2015 Equity Incentive Plan.

(12)

Consists of (i) 710,345 shares issued as merger consideration, (ii)177,401 Earnout Shares and 17,759 shares of Common Stock that may be purchased pursuant to the exercise of 17,759 Nauticus Options, which become exercisable on December 16, 2022.

(13)	Assumes the exercise of all 17,759 Nauticus Options under the 2015 Equity Incentive Plan.

(14)

Consists of the following, directly held by Transocean Inc.: 8,329,492 shares issued as merger consideration, (ii) 2,080,203 Earnout Shares, and (iii) 750,000 shares purchased during the PIPE Investment.

(15)

Consists of the following, directly held by Material Impact Fund II, L.P.: (i) 1,999,835 shares issued as merger consideration, (ii) 499,437 Earnout Shares, (iii) 250,000 shares purchased during the PIPE Investment, (iv) 408,160 shares issuable upon the conversion of Debentures purchased by Material Impact Fund II, L.P. and (v) 408,160 shares issuable upon exercise of SPA Warrants issued pursuant to the Securities Purchase Agreement.

(16)

Consists of shares of Common Stock owned by CleanTech Sponsor I LLC, for which Eli Spiro is the managing member. Assuming the conversion and exercise of 8,625,000 Public Warrants issued in the IPO, and 7,175,000 Private Warrants (of which 4,783,333 Private Warrants sold to the CleanTech Sponsor I LLC).

2023 PROXY STATEMENT | 35

RELATED PERSON TRANSACTIONS

The following is a description of each transaction since July 1, 2020 and each currently proposed transaction, in which:

•	we have been or are to be a participant;

•	the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for our last two completed fiscal years; and

•

any of our directors, executive officers or beneficial owners of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Founder Shares

In July 2020, CleanTech Sponsor I LLC (“CleanTech Sponsor”) was issued 5,000,000 shares of CLAQ Common Stock (the “founder shares”) for an aggregate price of $25,000. In February 2021, CleanTech Acquisition Corp., our predecessor entity (“CLAQ”), effected a 1.4375-for-1 stock split of its issued and outstanding shares of Common Stock, resulting in an aggregate of 7,187,500 shares of Common Stock issued and outstanding.

On February 16, 2021, CleanTech Sponsor paid $16,667 to CLAQ, which amount was paid to CleanTech Investments, LLC (“Cleantech Investments”) to cancel 4,791,667 of its founder shares that it previously held and immediately thereafter CLAQ issued 4,791,667 founders shares to CleanTech Sponsor. As a result, CleanTech Sponsor owns 4,791,667 founder shares and CleanTech Investments owns 2,395,833 founder shares.

In June 2021, CleanTech Sponsor and CleanTech Investments forfeited for no consideration 1,916,667 founder shares and 958,333 founder shares, respectively, which CLAQ cancelled, resulting in a decrease in the total number of founder shares outstanding from 7,187,500 shares to 4,312,500 shares. As a result, CleanTech Sponsor owns 2,875,000 founder shares and CleanTech Investments owns 1,437,500 founder shares. Subsequently, CleanTech Sponsor transferred an aggregate of 280,000 founder shares to CLAQ officers, directors and certain advisors, retaining only 2,595,000 shares of founder shares.

On the date of the CLAQ’s initial public offering (the “IPO”), the founder shares were placed into an escrow account maintained in New York, New York by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, (i) 50% of the 4,312,500 founder shares will not be released from escrow until the earlier of (A) six (6) months after the closing of the Business Combination, or (B) the date on which the closing price of our shares of Common Stock equals or exceeds $12.50 per share for any 20 trading days within any 30-trading day period commencing after the Business Combination; and (ii) the remaining 50% of the founder shares will not be released from escrow until six (6) months after the closing of the Business Combination, or earlier, in either case, if, subsequent to the Business Combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

Private Warrants

Simultaneously with the closing of the IPO, CLAQ consummated in a private placement the sale of 4,333,333 warrants (the “Private Warrants”) at a price of $1.00 per warrant to the CleanTech Sponsor and 2,166,667 Private Warrants to CleanTech Investments, generating total gross proceeds of $6,500,000. In connection with the underwriters’ exercise of their over-allotment option, CLAQ also consummated the sale of an additional 450,000 Private Warrants to CleanTech Sponsor and 225,000 Private Warrants at $1.00 per Private Warrant to CleanTech Investments, generating additional gross proceeds of $675,000. Each Private Warrant is exercisable to purchase one share of Common Stock of CLAQ at $11.50 per share.

36 | 2023 PROXY STATEMENT

RELATED PERSON TRANSACTIONS

Promissory Note

On March 1, 2021, CLAQ issued an unsecured promissory note to CleanTech Sponsor (the “Promissory Note”), pursuant to which CLAQ could borrow an aggregate of up to $250,000 to cover expenses related to its IPO. The Promissory Note was non-interest bearing and is payable on the earlier of (i) the date on which CLAQ consummates an initial public offering of its securities or (ii) the date on which CLAQ determines not to conduct an initial public offering of its securities. The outstanding balance under the Promissory Note was $182,856 on June 30, 2021. On July 28, 2021, the Company repaid the outstanding balance under the Promissory Note.

Related Party Loans

In addition, in order to finance transaction costs in connection with an intended initial Business Combination, Cleantech Sponsor and Cleantech Investments, or the officers and directors may, but are not obligated to, loan the Company funds as may be required. If CLAQ consummates the initial Business Combination, it would repay such loaned amounts. The notes would either be paid upon consummation of CLAQ’s initial Business Combination, without interest, or, at the lender’s discretion, up to $500,000 of the notes may be converted upon consummation of the Business Combination into additional Private Warrants to purchase shares of Common Stock at a conversion price of $1.00 per Private Warrant (which, for example, would result in the holders being issued Private Warrants to purchase 500,000 shares of Common Stock if $500,000 of notes were so converted). Such Private Warrants will be identical to the Private Warrants issued at the closing of the IPO. Loans made by Chardan Capital Markets, LLC (“Chardan”) or any of its related persons will not be convertible into Private Warrants, and Chardan and its related persons will have no recourse with respect to their ability to convert their loans into Private Warrants.

On March 23, 2022, CLAQ entered into a Promissory Note with CleanTech Sponsor pursuant to which CLAQ could borrow up to an aggregate of $267,000. On March 23, 2022, CLAQ drew down $267,000 under this promissory note. On May 5, 2022, CLAQ entered into a Promissory Note with the CleanTech Investments pursuant to which CLAQ could borrow up to an aggregate of $133,000. On May 5, 2022, CLAQ drew down $133,000 under this promissory note. On July 18, 2022, CLAQ entered into a Promissory Note with CleanTech Sponsor and CleanTech Investments for $300,000 and $150,000, respectively. All these promissory notes are non-interest bearing and payable upon the earlier of (i) completion of the initial Business Combination or (ii) the date on which CLAQ determines that it is unable to effect a Business Combination. CleanTech Investments is an affiliate of Chardan, and our former director, Mr. Jonas Grossman, is the Managing Partner and President of Chardan.

Administrative Support Agreement

CLAQ entered into an agreement, commencing on the July 14, 2021, to pay Chardan up to $10,000 per month for office space, administrative and support services. Upon the completion of the initial Business Combination, CLAQ ceased paying these monthly fees. CleanTech Investments is an affiliate of Chardan, and our former director, Mr. Jonas Grossman, is the Managing Partner and President of Chardan.

Business Combination Marketing Agreement

CLAQ engaged Chardan as an advisor in connection with the initial Business Combination to assist it in holding meetings with the stockholders to discuss the potential Business Combination and the target business’s attributes, introduce CLAQ to potential investors that are interested in purchasing the securities in connection with the potential Business Combination, assist CLAQ in obtaining stockholder approval for the Business Combination and assist CLAQ with press releases and public filings in connection with the Business Combination. CLAQ will pay Chardan a marketing fee for such services upon the consummation of the initial Business Combination in an amount equal to, in the aggregate, 3.5% of the gross proceeds of the IPO, including any proceeds from the exercise of the underwriters’ over-allotment option. As a result, Chardan will not be entitled to such fee unless CLAQ consummates the initial Business Combination. CleanTech Investments is an affiliate of Chardan, and our former director, Mr. Jonas Grossman, is the Managing Partner and President of Chardan.

2023 PROXY STATEMENT | 37

RELATED PERSON TRANSACTIONS

Securities Purchase Agreement

ATW Special Situations I LLC (“ATW”) and Material Impact Fund II, L.P. purchased secured debentures and associated warrants in connection with the Securities Purchase Agreement dated December 16, 2021, as amended, entered into with CLAQ (the “Debt Financing”). ATW is managed by ATW Partners Opportunities Management, LLC, which is an affiliate of Chardan, and our former director, Mr. Jonas Grossman, is the Managing Partner and President of Chardan. Chardan will not receive any fees or compensation as a result of ATW’s participation in the Debt Financing. Our director, Adam Sharkawy is the managing partner and founder of Material Impact Fund II, L.P. The principal aggregate amount is $36,530,320 which is convertible into 2,922,425 shares of our Common Stock and additional warrants to purchase 2,922,425 shares of Common Stock. The respective principal amounts of ATW and Material Impact Fund II, L.P. are $29,591,600 and $5,102,000. Interest will accrue at the rate of 5% per annum, payable quarterly on January 1, April 1, July 1, and October 1. As of the date of this proxy statement, $987,804 has been paid towards interest and $0.00 has been paid against the principal.

Subscription Agreement

In connection with the execution of the Merger Agreement, we entered into the Subscription Agreements with the Subscribers subscribing for 3,100,000 shares of Common Stock. pursuant to which the Subscribers agreed to purchase, and we agreed to sell to the Subscribers, an aggregate of 3,100,000 shares of Common Stock. Transocean Inc. and Material Impact Fund II, L.P. purchased, respectively, 750,000 and 250,000 shares of Common Stock during the Equity Financing for a price of $10.00 per share resulting in an approximate respective individual dollar value of $7,500,000 and $2,500,000. Our director, Adam Sharkawy, is the managing partner and founder of Material Impact Fund II, L.P. In addition, our director, Mark L. Mey, is the Chief Financial Officer of Transocean Inc.

Financial Advisory Agreement

CLAQ also engaged Chardan as (i) the exclusive financial advisor with respect to a business combination involving CLAQ and at least one or more potential targets, and (ii) the exclusive placement agent of any private placement of securities in connection with the business combination. In return for its services under the Financial Advisory Agreement, Chardan will be paid a placement fee of 6.0% of the aggregate gross proceeds received from the PIPE Investment that is not sold to an affiliate of Chardan, at Closing. As a result, Chardan will not be entitled to such fee unless CLAQ consummates the initial Business Combination. Pursuant to the Financial Advisory Agreement, Chardan also has a right of first refusal to act as a book-running manager with minimum economics of 15% for the first two public or private equity offerings by CLAQ or any successor or subsidiary of CLAQ. CleanTech Investments is an affiliate of Chardan, and our former director, Mr. Jonas Grossman, is the Managing Partner and President of Chardan.

Related Party Policy

Effective upon the consummation of the Business Combination, we adopted a related person transaction policy that sets forth its procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities and any of their respective immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our audit committee, or, if audit committee approval would be inappropriate, to another

38 | 2023 PROXY STATEMENT

RELATED PERSON TRANSACTIONS

independent body of our Board, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to the Company of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our Code of Conduct, our employees and directors will have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our audit committee, or other independent body of our Board of Directors, will take into account the relevant available facts and circumstances including, but not limited to:

•	the risks, costs and benefits to the Company;

•	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our audit committee, or other independent body of our Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our audit committee, or other independent body of our Board, determines in the good faith exercise of its discretion.

2023 PROXY STATEMENT | 39

INFORMATION ABOUT THE ANNUAL MEETING

Why am I receiving these materials?

You are receiving these materials because Nauticus’ Board is soliciting your proxy to vote your shares at the Annual Meeting with respect to the proposals described in this Proxy Statement. This Proxy Statement, along with the accompanying Notice of 2023 Annual Meeting of Stockholders (the “Notice”), summarizes the purposes of the Annual Meeting and the information you need to know to vote at the meeting.

The Notice, Proxy Statement, form of proxy card and our Annual Report on Form 10-K for the period ended December 31, 2022 (the “Annual Report”) are being distributed to all stockholders entitled to vote at the Annual meeting and made available on or about April 11, 2023.

This Proxy Statement and the Annual Report are available free of charge on our website at https://www.nauticusrobotics.com and on the website of the SEC at https://www.sec.gov. You may also obtain a copy of the Annual Report, free of charge, by sending a written request to Nauticus Robotics, Inc., 17146 Feathercraft Lane, Suite 450, Webster, Texas 77598, Attention: Secretary. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

How can I attend the Annual Meeting?

The Annual Meeting will be held entirely online at www.proxydocs.com/KITT and will begin promptly at 10:00 a.m. Central Time on Wednesday, May 10, 2023. You will not be able to attend the Annual Meeting in person.

You must register to attend the meeting online at www.proxydocs.com/KITT no later than May 9, 2023 at 5:00 PM Eastern Time. Once registered, you will be able to log into the virtual meeting platform beginning at 9:45 a.m. Central Time on May 10, 2023. We encourage you to log in early and ensure you can hear streaming audio prior to the meeting start time. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting platform’s log in page.

To attend the virtual meeting, visit the meeting website at www.proxydocs.com/KITT and enter the control number included on your proxy card or on the instructions that accompanied your proxy materials. Beneficial stockholders who do not have a control number may gain access to the meeting by logging into their broker, bank or other nominee’s website and selecting the shareholder communications mailbox to link through to the meeting. Instructions should also be provided on the voting instruction card provided by your broker, bank or other nominee.

If we experience technical difficulties during the meeting (e.g., a temporary or prolonged power outage), we will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any such situation, we will promptly notify stockholders of the decision via the meeting website.

What proposals will be voted on at the Annual Meeting?

The following proposals will be voted on at the Annual Meeting:

Proposal 1:	the election of two Class I director nominees of Nauticus named in this Proxy Statement, each to serve for a term of 3 years until the 2026 annual meeting of stockholders; and

Proposal 2:	the ratification of the appointment of Whitley Penn LLP as our independent registered public accounting firm for fiscal year 2023.

40 | 2023 PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING

What are the Board’s recommendations on how to vote my shares?

The Board recommends that you vote your shares:

Proposal 1:	“FOR” the election of the two Class I director nominees named in this Proxy Statement; and

Proposal 2:	“FOR” the ratification of the appointment of Whitley Penn LLP as our independent registered public accounting firm for fiscal year 2023.

Will any other business be conducted at the Annual Meeting?

Other than the proposals described in this Proxy Statement, we know of no other matters to be submitted to stockholders at the Annual Meeting. If any other matter properly comes before stockholders at the Annual Meeting, it is the intention of the persons named as proxy holders to vote upon such matters in accordance with the recommendation of the Board.

We do not intend to make a formal presentation to stockholders. Since no presentation is planned, it is expected that the Annual Meeting will last only a few minutes.

How can I ask questions at the Annual Meeting?

As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer appropriate questions submitted during the meeting and that relate to the matters to be voted on at the Annual Meeting. If your question is properly submitted during the relevant portion of the meeting agenda pursuant to the rules of conduct for the meeting, we will respond to your question during the meeting, subject to time constraints. To provide access to all stockholders, each stockholder will be limited to two questions, and if multiple questions are submitted on the same subject, we will consolidate them for a single response to avoid repetition. We reserve the right to exclude questions that are irrelevant to the proposals that are the subject of the Annual Meeting, irrelevant to our business, derogatory or in bad taste, personal grievances, or otherwise inappropriate. Only those shareholders registered and signed into the meeting will be able to ask questions through the meeting portal. Shareholders may also submit questions through the voting portal prior to the meeting.

Who pays the cost for soliciting proxies?

Our board of directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will also reimburse brokers, banks, custodians, other nominees and fiduciaries for forwarding these materials to their principals to obtain the authorization for the execution of proxies. In addition, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, then your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each set of proxy materials to ensure that all of your shares are voted.

2023 PROXY STATEMENT | 41

VOTING INFORMATION

When is the record date for the Annual Meeting?

The Board has fixed the record date for the Annual Meeting as of the close of business on March 13, 2023 (the “Record Date”).

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date are entitled to vote at the Annual Meeting. As of the Record Date, a total of 47,281,275 shares of our common stock were outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter presented at the Annual Meeting. We do not have cumulative voting rights for the election of directors.

What is the quorum requirement for the Annual Meeting?

A quorum is the minimum number of shares required to be present or represented at the Annual Meeting for the meeting to be properly held under our amended and restated bylaws and Delaware law. The holders of a majority of the voting power of our capital stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

If you submit a properly executed proxy via the Internet or by telephone or mail, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum. Broker non-votes will also be counted as present for the purposes of determining the presence of a quorum at the Annual Meeting. A broker non-vote occurs when shares held by a broker for a beneficial owner are not voted because the broker did not receive voting instructions from the beneficial owner and lacked discretionary authority to vote the shares.

The inspector of elections will determine whether a quorum is present at the Annual Meeting. If there is no quorum, the chairperson of the meeting or the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, will have the power to adjourn the meeting to another time or place.

What is the difference between a stockholder of record and a beneficial owner of shares held in “street name?”

Stockholder of Record: Shares Registered in Your Name. If, on the Record Date, your shares were registered directly in your name with Continental Stock Transfer & Trust Company, our transfer agent, you are considered the stockholder of record, or a registered holder, with respect to those shares. As a stockholder of record, you may vote by proxy or vote at the Annual Meeting if you attend online.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If, on the Record Date, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the nominee that holds your shares giving you the right to vote the shares at the Annual Meeting.

What vote is required to approve each item and how are votes counted?

Proposal 1:

Each director is elected by a plurality of the voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. A plurality means that the nominees who receive the largest number of “FOR” votes will be elected as

42 | 2023 PROXY STATEMENT

VOTING INFORMATION

directors. As a result, any shares not voted “FOR” a particular nominee will have no effect on the outcome of the election. You may vote “FOR ALL” nominees, “WITHHOLD ALL” with respect to the nominees, or “FOR ALL EXCEPT” one or more of the nominees you specify.

Proposal 2:

The ratification of the appointment of Whitley Penn LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023, requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting and entitled to vote thereon. You may vote “FOR” or “AGAINST” this proposal, or you may indicate that you wish to “ABSTAIN” from voting on this proposal. Abstentions will have the same effect as a vote “AGAINST” this proposal. Because this is a routine proposal, we do not expect any broker non-votes on this proposal.

How can I vote?

Stockholders of Record. If you are a stockholder of record, you may vote in one of the following ways:

•

By Internet. Before the Annual Meeting. You may vote online at www.proxypush.com/KITT, 24 hours a day, seven days a week, until 10:00 a.m. Central Time on May 10, 2023. You will need the control number included on your proxy card.

•

By Internet. During the Annual Meeting. You may vote online during the Annual Meeting by registering for the meeting at www.proxydocs.com/KITT no later than May 9, 2023 at 5:00 PM Eastern Time. You will need the control number included on your proxy card.

•

By Telephone. You may vote using a touch-tone telephone by calling 1-866-317-2607, 24 hours a day, seven days a week, until 10:00 a.m. Central Time on May 10, 2023. You will need the control number included on your proxy card.

•

By Mail. If you received printed proxy materials, you may vote by completing, signing and dating each proxy card received and returning it in the postage-paid envelope. Proxy cards submitted by mail must be received no later than May 9, 2023, to be voted at the Annual Meeting.

Beneficial Owners. If you are a beneficial owner of shares held in street name, you will receive voting instructions from your brokerage firm, bank or other nominee. You must follow those instructions to direct your broker, bank or other nominee on how to vote your shares. If you are a street name stockholder, you may not vote your shares on your own behalf at the Annual Meeting unless you obtain a legal proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.

Can I change my vote or revoke my proxy?

Stockholders of Record. You can change your vote or revoke your proxy by:

•	entering a new vote by Internet or telephone (subject to the applicable deadlines for each method);

•	completing and returning a later-dated proxy card, which must be received no later than May 9, 2023;

•	delivering to our Secretary by mail a written notice stating that the proxy is revoked, which must be received prior to the Annual Meeting; or

•	attending the Annual Meeting and voting your shares by Internet during the Annual Meeting (your attendance at the Annual Meeting, in and of itself, will not revoke your proxy).

Beneficial Owners. If your shares are held of record by a broker, bank or other nominee and you wish to change your vote or revoke a proxy, you must contact that organization and follow their instructions.

2023 PROXY STATEMENT | 43

VOTING INFORMATION

What if I do not specify how my shares are to be voted or fail to provide timely directions to my brokerage firm, bank or other nominee?

Stockholders of Record. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the Board on all matters presented in this Proxy Statement, and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the Annual Meeting.

Beneficial Owners. Brokerage firms, banks and other nominees holding shares in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on the proposal to ratify the appointment of Whitley Penn LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023, which is considered a routine matter. Your broker, bank or other nominee will not have discretion to vote on any other proposals absent direction from you.

Is there a list of registered stockholders entitled to vote at the Annual Meeting?

A complete list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours at our headquarters at 17146 Feathercraft Lane, Suite 450, Webster, Texas 77598, for ten days prior to the Annual Meeting, and will be available in electronic form on the day of the Annual Meeting at www.proxydocs.com/KITT.

Where can I find the voting results of the Annual Meeting?

Voting results will be tabulated and certified by the inspector of elections appointed by the Company for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a Current Report on Form 8-K within four business days of the Annual Meeting.

44 | 2023 PROXY STATEMENT

OTHER MATTERS

Stockholder Proposals or Director Nominations for Next Year’s Annual Meeting

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our annual meetings of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2024 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than January 11, 2024. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Nauticus Robotics, Inc.

17146 Feathercraft Lane, Suite 450

Webster, Texas 77598

Attention: Secretary

Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal or nominate a director at an annual meeting, but do not seek to include the proposal or director nominee in our proxy statement for that meeting. Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such annual meeting, (ii) otherwise properly brought before such annual meeting by or at the direction of the Board, or (iii) properly brought before such meeting by a stockholder of record entitled to vote at such annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our amended and restated bylaws. To be timely for our 2024 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:

•	not earlier than January 11, 2024, and

•	not later than February 10, 2024.

However, in the event that we hold our 2023 annual meeting of stockholders more than 30 days before or more than 70 days after the one-year anniversary of the date of the Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the 120th day before such annual meeting and no later than the close of business on the later of the following two dates:

•	the 90th day prior to such annual meeting, and

•	the 10th day following the day on which public disclosure of the date of such meeting is first made.

In addition, to comply with newly-enacted Rule 14a-19 of the Exchange Act, stockholders who intend to solicit proxies in support of director nominees (other than our nominees) at our 2024 annual meeting of stockholders must provide notice to our Secretary that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 11, 2024, except that, if we hold our 2024 annual meeting of stockholders more than 30 days before or after the one-year anniversary of the date of the Annual Meeting, then notice must be provided by the later of 60 calendar days prior to the date of our 2024 annual meeting of stockholders or the 10th calendar day following the day on which public announcement of the date of such meeting is first made.

Please note that the notice requirement under Rule 14a-19 is in addition to the applicable notice requirements under the advance notice provisions of our amended and restated bylaws as described above.

If a stockholder who has notified us of their intention to present a proposal at an annual meeting of stockholders does not appear to present their proposal at such annual meeting, then we are not required to present the proposal for a vote at such annual meeting.

2023 PROXY STATEMENT | 45

OTHER MATTERS

Availability of Bylaws

A copy of our amended and restated bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that, all of the Company’s officers, directors and 10% holders have timely made the required filings for the year ended December 31, 2022.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy of our proxy materials, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of our proxy materials, such stockholder may contact us at Nauticus Robotics, Inc., 17146 Feathercraft Lane, Suite 450, Webster, Texas 77598, Attention: Secretary, or may contact us by telephone at (281) 942-9069. Street name stockholders may contact their broker, bank, or other nominee to request information about householding.

* * *

The Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.

THE BOARD OF DIRECTORS

Houston, Texas

April 11, 2023

46 | 2023 PROXY STATEMENT

Nauticus Robotics, Inc.
17146 Feathercraft Lane
Suite 450
Webster, TX 77598
281-942-9069
www.nauticusrobotics.com

        P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

INTERNET
Go To: www.proxypush.com/KITT
● Cast your vote online
● Have your Proxy Card ready

● Follow the simple instructions to record your vote
PHONE Call 1-866-317-2607
● Use any touch-tone telephone
● Have your Proxy Card ready
● Follow the simple recorded instructions
MAIL
● Mark, sign and date your Proxy Card
● Fold and return your Proxy Card in the postage-paid envelope provided

You must register to attend the meeting online by 5/9/2023 5:00 PM ET at www.proxydocs.com/KITT

Nauticus Robotics, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of March 13, 2023

TIME:        Wednesday, May 10, 2023 10:00 AM, Central Time

PLACE:     Annual Meeting to be held live via the Internet

                    please visit www.proxydocs.com/KITT for more details.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Nicolaus Radford and M. Dilshad Kasmani (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Nauticus Robotics, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS’ RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Nauticus Robotics, Inc.

Annual Meeting of Stockholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

          FOR ON PROPOSALS 1 AND 2

	PROPOSAL		YOUR VOTE		BOARD OF DIRECTORS RECOMMENDS

1.	Elect two Class I director nominees of Nauticus, named in the proxy statement for the Annual Meeting, each to serve for a term of 3 years until the 2026 annual meeting of stockholders.
		FOR ☐	AGAINST ☐	ABSTAIN
	1.01 Jim Bellingham			☐	FOR

	1.02 Adam Sharkawy	☐	☐	☐	FOR

		FOR ☐	AGAINST ☐	ABSTAIN ☐	FOR
2.	Ratify the of the appointment of Whitley Penn LLP as our independent registered public accounting firm for fiscal year 2023.

NOTE: The undersigned also authorizes the Named Proxies to vote in their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

You must register to attend the meeting online by 5/9/2023 5:00 PM ET at www.proxydocs.com/KITT

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy Card.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date